UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Schedule 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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MediaCo Holding Inc.
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MEDIACO HOLDING INC. 48 W. 25th Street, Floor 3 New York, New York 10010

June 26, 2026
Dear Shareholder:
The directors and officers of MediaCo Holding Inc. join me in inviting you to attend the virtual annual meeting of our shareholders on Friday, August 7, 2026, at 10:00 a.m. Eastern time, via virtual conference using www.virtualshareholdermeeting.com/MDIA2026. As in recent years, in order to maximize efficiency, we have decided to hold the meeting solely by means of remote communication (i.e., a virtual-only meeting).
The formal notice of this annual meeting and the proxy statement appear on the following pages and are accompanied by a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2025. After reading the proxy statement and other materials, please submit your proxy promptly by telephone or via the Internet in accordance with the instructions on the enclosed proxy card, or by marking, signing and returning a physical proxy card by mail, to ensure that your votes on the business matters of the meeting will be recorded.
We hope that you will dial in to attend this meeting. Whether or not you attend, we urge you to submit your proxy promptly. In light of the meeting being held virtually, we strongly recommend that you vote your shares in advance of the annual meeting even if you plan to attend. Instructions on how to vote or change your vote are found in the sections entitled “Questions and Answers About this Annual Meeting-How do I vote my shares before the annual meeting?” and “Questions and Answers About this Annual Meeting-How can I change my vote?”
We look forward to talking to you on Friday, August 7, 2026.
Sincerely,
/s/ Albert Rodriguez
Albert Rodriguez
Chief Executive Officer and President
This proxy statement is dated June 26, 2026, and we mailed to our shareholders of record as of June 16, 2026 (other than those who previously requested electronic or paper delivery of our proxy materials) a notice of internet availability of proxy materials on or about that date.

MEDIACO HOLDING INC. 48 W. 25th Street, Floor 3 New York, New York 10010

Notice of Annual
Meeting of Shareholders

Time and Date: Friday, August 7, 2026, at 10:00 a.m. Eastern time	Location: via virtual conference using www.virtualshareholder meeting.com/MDIA2026.	Record Date: Only shareholders of record at the close of business on June 16, 2026, are entitled to notice of and to vote at this meeting and any adjournments or postponements of this meeting.

The annual meeting of the shareholders of MediaCo Holding Inc. will be held on Friday, August 7, 2026, at 10:00 a.m. Eastern time, via virtual conference using www.virtualshareholdermeeting.com/MDIA2026. As in recent years, in order to maximize efficiency, we have decided to hold the meeting solely by means of remote communication (i.e., a virtual-only meeting).
Holders of Common Shares of MediaCo will be asked to consider and vote on the following matters:

1	Election of three directors to our board of directors for terms of three years;
2	Approval of an amendment to the 2025 Equity Compensation Plan to increase the number of shares available for issuance thereunder;
3	An advisory vote to approve the compensation of our named executive officers;
4	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2026; and
5	Transaction of any other business that may properly come before the meeting and any adjournments or postponements.

We describe each of these proposals in more detail in the accompanying proxy statement, which you should read in its entirety before voting.
Only shareholders of record at the close of business on June 16, 2026, are entitled to notice of and to vote at this meeting and any adjournments or postponements of this meeting.
By order of the Board of Directors,
/s/ Michelle Lee
Michelle Lee
Secretary
New York, New York
June 26, 2026

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on August 7, 2026.
The proxy statement and annual report are available, free of charge, at www.proxyvote.com.
Also available on the website are the MediaCo proxy card, as well as additional voting information.

MEDIACO HOLDING INC.

48 W. 25TH STREET, FLOOR 3
NEW YORK, NEW YORK 10010
PROXY STATEMENT
In this proxy statement, MediaCo Holding Inc. is referred to as “we,” “us,” “our,” “our Company,” “the Company” or “MediaCo.”
Questions and Answers About this Annual Meeting
Q: Why did I receive this proxy statement?
As a MediaCo shareholder, you received this proxy statement because our board of directors (the “Board” or “Board of Directors”) is soliciting your proxy to vote at the annual meeting of shareholders. The annual meeting will be held on Friday, August 7, 2026, at 10:00 a.m. Eastern time, via virtual conference using www.virtualshareholdermeeting.com/MDIA2026.
This proxy statement summarizes the information you need to know to vote on an informed basis at the annual meeting; however, you do not need to attend the annual meeting to vote your shares. For information regarding how to vote your shares, see “How do I vote my shares before the annual meeting?” We expect to begin sending or otherwise making available this proxy statement, the annual report, notice of annual meeting and the proxy card(s) on or about June 26, 2026, to all shareholders entitled to vote.
Q: What am I voting on?
You are being asked to consider and vote on the following:
•	election of three directors to our Board of Directors for terms of three years;
•	approval of an amendment to the 2025 Equity Compensation Plan to increase the number of shares available for issuance thereunder;
•	an advisory vote to approve the compensation of our named executive officers; and
•	ratification of the selection of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accountants for the fiscal year ending December 31, 2026.
Q: Who is entitled to vote?
Holders of outstanding shares of MediaCo’s Class A Common Stock, par value $0.01 per share (“Class A Shares”) and holders of outstanding shares of MediaCo’s Class B Common Stock, par value $0.01 per share (“Class B Shares” and together with the Class A Shares, “Common Shares”) as of the close of business on June 16, 2026, the record date, are entitled to vote at the annual meeting. As of June 16, 2026, 76,911,042 Class A Shares and 5,413,197 Class B Shares were issued and outstanding. As of June 16, 2026, there were no shares of MediaCo’s Class C Common Stock, par value $0.01 per share, issued or outstanding.
Q: Has the Board of Directors made any recommendation with respect to each proposal?
The Board of Directors recommends that holders of Class A Shares vote FOR Jacqueline Hernández, that holders of Class B Shares vote FOR Mary Beth McAdaragh and that holders of all Common Shares voting together as a single class vote FOR Amit Thakrar, the persons nominated by the Board to be elected as directors for terms of three years. The Board of Directors also recommends that holders of Common Shares vote FOR approval of the amendment to the 2025 Equity Compensation Plan as set forth in Exhibit A to this proxy statement, FOR approval of an advisory resolution approving the compensation of our named executive officers and FOR ratification of Deloitte as our independent registered public accountants.
MediaCo Holding Inc.  1  2026 Proxy Statement

Q: What does it mean if I get more than one proxy card?
If you receive more than one proxy card, it means you hold Common Shares registered in more than one account. Sign and return ALL proxy cards to ensure that all your Common Shares are voted.
Q: What are the voting rights of the Common Shares?
Each Class A Share is entitled to one vote and each Class B Share is entitled to ten votes. Generally, the holders of Class A and Class B Shares vote together as a single group. However, the two classes vote separately in connection with the election of certain directors, certain “going private” transactions and other matters as provided by law.
At this annual meeting, the Class A and Class B Shares, respectively, will vote separately on the election of two of the director candidates, Jacqueline Hernández and Mary Beth McAdaragh (a director elected by the Class A Shares, a “Class A Director” and a director elected by the Class B Shares, a “Class B Director”), and will vote together on the election of the third director candidate, Amit Thakrar, to the Board of Directors, the approval of the amendment to the 2025 Equity Compensation Plan, the advisory resolution approving the compensation of our named executive officers and the ratification of Deloitte as our registered public accountants. The Company knows of no other business to be presented for consideration at the annual meeting other than the items indicated herein. If other matters are properly presented at the annual meeting, the persons designated as authorized proxies on your proxy card may vote on such matters in their discretion.
Q: How do I vote my shares before the annual meeting?
If you hold your shares in your own name, you may submit a proxy by telephone, via the Internet or by mail.

Submitting a Proxy by Telephone:
You can submit a proxy for your shares by telephone until 11:59 p.m. Eastern time on August 6, 2026, by calling the toll-free telephone number on the enclosed proxy card, 1-800-690-6903. Telephone proxy submission is available 24 hours a day. Voice prompts allow you to submit a proxy for your shares and confirm that your instructions have been properly recorded. Our telephone proxy submission procedures are designed to authenticate shareholders by using individual control numbers.

Submitting a Proxy via the Internet:
You can submit a proxy via the Internet until 11:59 p.m. Eastern time on August 6, 2026, by accessing the website listed on your proxy card, www.proxyvote.com, and following the instructions you will find on the website. Internet proxy submission is available 24 hours a day. As with telephone proxy submission, you will be given the opportunity to confirm that your instructions have been properly recorded.

Submitting a Proxy by Mail:
If you choose to submit a proxy by mail, simply mark the appropriate proxy card, date and sign it, and return it in the postage paid envelope provided or to the address shown on the proxy card. Your proxy card must be received by the Secretary before the start of the meeting in order for your vote to be counted.

By casting your vote in any of the three ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions. You may also attend the annual meeting and vote in person.
If your shares are held in the name of a bank, broker or other holder of record, then you are the beneficial owner of shares held in “street name.” The notice of annual meeting, proxy statement, and accompanying materials have been forwarded to you by your broker, bank, or other holder of record that is considered the “holder of record” of those shares. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record in voting your shares and you will receive instructions from the holder of record that you must follow for your shares to be voted. The availability of telephonic or Internet voting will depend on the bank’s or broker’s voting process. Please check with your bank or broker and follow the voting procedures your bank or broker provides to vote your shares.
MediaCo Holding Inc.  2  2026 Proxy Statement

Q: If I am the beneficial owner of shares held in “street name” by my broker, will my broker automatically vote my shares for me?
Stock exchange rules applicable to brokers grant your broker discretionary authority to vote your shares without receiving your instructions on certain matters. Your broker has discretionary voting authority under these rules to vote your shares on the ratification of Deloitte as our independent registered public accountants. However, unless you provide voting instructions to your broker, your broker does not have discretionary authority to vote on the election of directors, the amendment to the 2025 Equity Compensation Plan as set forth in Exhibit A to this proxy statement or the advisory resolution approving the compensation of our named executive officers. Therefore, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.
Q: How will my shares be voted if I give my proxy but do not specify how my shares should be voted?
If you provide specific voting instructions, your shares will be voted at the annual meeting in accordance with your instructions. If you return your signed proxy card but do not indicate your voting preferences, we will vote on your behalf FOR each of the nominees for whom you are entitled to vote, FOR approval of the amendment to the 2025 Equity Compensation Plan as set forth in Exhibit A to this proxy statement, FOR approval of an advisory resolution approving the compensation of our named executive officers and FOR the ratification of Deloitte as our independent registered public accountants.
Q: What is an “abstention” or a broker “non-vote” and how do they affect the vote?
An “abstention” occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Abstentions are counted as present for purposes of determining a quorum. An abstention with respect to the election of directors is neither a vote cast “for” a nominee nor a vote cast “against” the nominee and, therefore, will have no effect on the outcome of the vote. Abstentions with respect to the amendment to the 2025 Equity Compensation Plan as set forth in Exhibit A to this proxy statement, the advisory resolution approving the compensation of our named executive officers and the ratification of Deloitte as our independent registered public accountants will also have no effect on the outcome of the vote.
A broker “non-vote” occurs when a broker or other nominee who holds shares for the beneficial owner is unable to vote those shares for the beneficial owner because the broker or other nominee does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares. Brokers will have discretionary voting power to vote Common Shares for which no voting instructions have been provided by the beneficial owner only with respect to the ratification of Deloitte as our independent registered public accountants. Brokers will not have discretionary voting power to vote Common Shares with respect to the election of directors, the approval of the amendment to the 2025 Equity Compensation Plan or the advisory resolution approving the compensation of our named executive officers. Common Shares that are the subject of a broker non-vote are included for quorum purposes, but a broker non-vote with respect to a proposal will not be counted as a vote represented at the meeting and entitled to vote and, consequently, as a general matter, will have no effect on the outcome of the vote.
Q: How can I change my vote?
You may revoke your proxy at any time before it is exercised by:
•	Delivering to the Secretary a written notice of revocation, dated later than the proxy, before the vote is taken at the annual meeting;
•	Delivering to the Secretary an executed proxy bearing a later date, before the vote is taken at the annual meeting; or
•	Submitting a proxy on a later date by telephone or via the Internet (only your last telephone or Internet proxy will be counted), before 11:59 p.m. Eastern time on August 6, 2026.
Any written notice of revocation, or later dated proxy, should be delivered to:
MediaCo Holding Inc.
48 W. 25th Street, Floor 3
New York, New York 10010
Attention: Michelle Lee, Secretary
MediaCo Holding Inc.  3  2026 Proxy Statement

Alternatively, you may hand deliver a written revocation notice, or a later dated proxy, to the Secretary before we begin voting at the annual meeting.
If your shares are held by a bank, broker or other nominee, you must follow the instructions provided by the bank, broker or other nominee if you wish to change your vote.
Q: Who will count the votes?
Representatives of Broadridge Financial Solutions, Inc. will count the votes.
Q: What constitutes a quorum?
A majority of the combined voting power of the outstanding Class A and Class B Shares entitled to vote at the meeting constitutes a quorum for the items to be voted on by the Common Shares at the annual meeting (i.e., counting one vote for each share of outstanding Class A Shares and ten votes for each share of outstanding Class B Shares, present in person or represented by proxy), except that a majority of the outstanding Class A Shares entitled to vote at the meeting constitutes a quorum for the election of the Class A Director and a majority of the outstanding Class B Shares entitled to vote at the meeting constitutes a quorum for the election of the Class B Director.
Q: How many votes are needed for approval of each proposal?
The Class A Director will be elected by a plurality of the votes cast by the holders of outstanding Class A Shares entitled to vote in the election who are present, in person or by proxy, at the meeting. Consequently, the director nominee receiving the most votes of the holders of Class A Shares will be elected to fill the Class A Director position. Only votes cast FOR a nominee will be counted.
The Class B Director will be elected by a plurality of the votes cast by the holders of outstanding Class B Shares entitled to vote in the election who are present, in person or by proxy, at the meeting. Consequently, the director nominee receiving the most votes of the holders of Class B Shares will be elected to fill the Class B Director position. Only votes cast FOR a nominee will be counted.
The third candidate for director, Amit Thakrar, will be elected by a plurality of the votes cast by the holders of our outstanding Class A Shares and Class B Shares, voting together, entitled to vote in the election who are present, in person or by proxy, at the meeting. Consequently, the director nominee receiving the most votes of the holders of Class A Shares and Class B Shares, voting together, will be elected to fill this position. Only votes cast FOR a nominee will be counted.
The approval of the amendment to the 2025 Equity Compensation Plan, advisory resolution approving the compensation of our named executive officers and the ratification of Deloitte as our independent registered public accountants for the fiscal year ending December 31, 2026, require that the number of votes cast in favor of that proposal by holders of our outstanding Class A Shares and Class B Shares entitled to vote thereon, voting together, exceed the number of votes cast against the proposal by such holders of our outstanding Class A Shares and Class B Shares.
Q: What percentage of stock do our largest individual shareholders own and how do they intend to vote? What about executive officers and directors?
SG Broadcasting LLC (“SG Broadcasting”), is our largest single shareholder, beneficially owning approximately 50% of our Class A Shares and 100% of our Class B Shares as of June 16, 2026. Representatives of SG Broadcasting have informed us that they intend to vote for the nominee for election as Class A Director, the nominee for election as Class B Director and for the election of Mr. Thakrar, for approval of the amendment to the 2025 Equity Compensation Plan, for approval of the advisory resolution approving the compensation of our named executive officers and for the proposal regarding the ratification of the selection of Deloitte as our independent registered public accountants. SLF LBI Aggregator, LLC (“Aggregator”), is our second largest single shareholder, beneficially owning approximately 43% of our Class A Shares as of June 16, 2026. Representatives of Aggregator have informed us that they intend to vote for the nominee for election as Class A Director, for the election of Mr. Thakrar, for approval of the amendment to the 2025 Equity Compensation Plan, for approval of the advisory resolution approving the compensation of our named executive officers and for the proposal regarding the ratification of the selection of Deloitte as our independent registered public accountants. If SG Broadcasting and Aggregator do so, the election of the nominee for Class A Director, the election of the nominee for Class B Director, the election of Mr. Thakrar, approval of the advisory resolution approving the compensation of our named executive officers and ratification of the selection of Deloitte as our independent registered public accountants are expected to be approved because SG Broadcasting and Aggregator together control approximately 95% of the combined voting power of our outstanding Common Shares.
MediaCo Holding Inc.  4  2026 Proxy Statement

All directors and executive officers together own outstanding Class A Shares and Class B Shares representing less than 1% of the combined voting power of our outstanding Common Shares.
Q: Does MediaCo offer an opportunity to receive future proxy materials electronically?
Yes. If you are a shareholder of record, you may, if you wish, receive future proxy statements and annual reports online. If you elect this feature, you will receive either a proxy card or an e-mail message notifying you when the materials are available, along with a web address for viewing the materials. You may sign up for electronic delivery by marking and signing the appropriate spaces on your proxy card or by contacting our Investor Relations Department by e-mail at ir@MediaCoHolding.com or toll-free by phone at (818) 729-5300. If you received these materials electronically, you do not need to do anything to continue receiving materials electronically in the future.
If you hold your shares in a brokerage account, you may also have the opportunity to receive proxy materials electronically. Please follow the instructions of your broker.
Electronic delivery saves MediaCo money by reducing printing and mailing costs. It will also make it convenient for you to receive your proxy materials online. MediaCo charges nothing for electronic delivery. You may, of course, incur the usual expenses associated with Internet access, such as telephone charges or charges from your Internet service provider.
You may discontinue electronic delivery at any time. For more information, contact our Investor Relations Department by e-mail at ir@MediaCoHolding.com or toll-free by phone at (818) 729-5300.
Q: Who can attend the annual meeting?
All shareholders of record as of June 16, 2026, as well as holders of shares held in street name, may attend by dialing into 1-800-690-6903.
Q: Where will the meeting take place?
We intend to hold our annual meeting via virtual conference using www.virtualshareholdermeeting.com/MDIA2026. As in recent years, in order to maximize efficiency, we have decided to hold the meeting solely by means of remote communication (i.e., a virtual-only meeting).
Q: What do I do if I have additional questions?
If you have any questions prior to the annual meeting, please contact our Investor Relations Department by e-mail at ir@MediaCoHolding.com or toll-free by phone at (818) 729-5300.
MediaCo Holding Inc.  5  2026 Proxy Statement

Forward-Looking Statements
This proxy statement (this “proxy statement”) includes or incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are based upon management’s assumptions, expectations, projections, intentions and beliefs about future events. In some cases, predictive, future-tense or forward-looking words such as “intend,” “plan,” “may,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity,” “forecast,” “should” and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in MediaCo’s periodic reports filed with the U.S. Securities and Exchange Commission (the “SEC”) under the heading “Risk Factors” and elsewhere, and other filings that the Company may make with the SEC. The Company cautions readers that the forward-looking statements included in this proxy statement represent our estimates and assumptions only as of the date of this proxy statement and are not intended to give any assurance as to future results. These forward-looking statements are not statements of historical fact and represent only our management’s beliefs and expectations as of the date hereof, and involve risks and uncertainties that could cause actual results to differ materially and inversely from expectations expressed in or indicated by the forward-looking statements. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, the Company cannot assess the effect of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. Accordingly, you should not unduly rely on any forward-looking statements.
The Company undertakes no obligation to update or revise any forward-looking statements contained in this proxy statement, whether as a result of new information, future events, a change in our views or expectations or otherwise except as required by the federal securities laws.
MediaCo Holding Inc.  6  2026 Proxy Statement

PROPOSAL 1:
Election of Directors
Three directors are to be elected by the holders of Common Shares. Each of Jacqueline Hernández, Mary Beth McAdaragh and Amit Thakrar have each been nominated for a term of three years and until their respective successors have been elected and qualified. Ms. Hernández, the Class A Director, will be elected by the Class A Shares voting separately as a single class. Ms. McAdaragh, the Class B Director, will be elected by the holder of the Class B Shares voting separately as a single class. Mr. Thakrar will be elected by the holders of all Common Shares voting together as a single class. All nominees are currently members of the Board of Directors.
On April 17, 2024, MediaCo consummated the transactions contemplated by that certain asset purchase agreement, dated April 17, 2024 (the “Asset Purchase Agreement”) with Estrella Broadcasting, Inc., a Delaware corporation (“Estrella”), and SLF LBI Aggregator, LLC, a Delaware limited liability company (“Aggregator”) and affiliate of HPS Investment Partners, LLC (“HPS”), pursuant to which MediaCo, through a wholly-owned subsidiary, MediaCo Operations LLC (“Purchaser”), purchased substantially all of the assets of Estrella and its subsidiaries (other than certain broadcast assets owned by Estrella and its subsidiaries), and assumed substantially all of the liabilities of Estrella and its subsidiaries. In connection with such transactions, MediaCo entered into a shareholders’ agreement with SG Broadcasting (“SG Broadcasting”) and Aggregator (the “Shareholders Agreement”) that, among other things, provides Aggregator the right to designate up to three individuals for election to our Board of Directors (the “Board”) (each such designee, an “Investor Director Designee”), subject to reduction and termination based on certain MediaCo stock ownership requirements (including that such designation right falls away upon Aggregator ceasing to beneficially own at least ten percent (10%) of the fully diluted MediaCo common stock for ten consecutive days). Ms. Hernández and Messrs. Cannon and Pertuz were designated by Aggregator pursuant to such rights and elected to the Board effective April 17, 2024.
If, at the time of the annual meeting, any nominee is unable or declines to serve, the discretionary authority provided in the proxy may be exercised to vote for a substitute or substitutes. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.
MediaCo Holding Inc.  7  2026 Proxy Statement

The Board believes that well-functioning boards consist of a diverse collection of individuals that bring a variety of complementary skills. Although the Board does not have a formal policy with regard to the consideration of diversity in identifying directors, diversity is one of the factors that the Board may, pursuant to its charter, take into account in identifying director candidates. Subject to any contractual commitments, the Board generally considers each director eligible for nomination in the broad context of the overall composition of our Board with a view toward constituting a board that, as a body, possesses the appropriate mix of skills and experience to oversee our business. The Board may actively seek candidates that embody elements of diversity in skills, ability, industry knowledge, experience, gender, race and ethnicity. The experience, qualifications, attributes, or skills that led the Board to conclude that each of the members of the Board should serve on the Board are generally described below.
Name, Age, Principal Occupation(s) and Business Experience of Our Directors
Nominees for terms expiring in 2029:

Jacqueline Hernández	Age 60 | Class A Director (Director since April 2024)
Jacqueline Hernández served as MediaCo’s Interim Chief Executive Officer from April 17, 2024 to October 28, 2024. Ms. Hernández is a media executive who most recently was Founder and CEO of New Majority Ready, a marketing strategy and content development firm. Prior to starting her own company, she was President of Combate Americas, a leading Hispanic sports franchise. Prior to Combate Americas, Ms. Hernández was Chief Marketing Officer of NBC Universal Hispanic Enterprises and Content and Chief Operation Officer of NBC Universal’s Telemundo Enterprises. Prior to joining NBC Universal, Ms. Hernández was Publisher of People en Español and TEEN People. Prior to joining People en Español, she was Vice President Turner International Advertising. Prior to Turner, Ms. Hernández was Director of Marketing of TIME International. Prior to TIME, Ms. Hernández was Director of Targeted Advertising Sales for the Village Voice. Ms. Hernández began her career in advertising at the Boston Globe. Ms. Hernández currently sits on the board of Victoria’s Secret & Co. (NYSE: VSCO), and previously served on the board of Estrella Media, Inc. (“Estrella Media”). She holds a BA from Tufts University and an MBA from Baruch College.

Ms. Hernández was designated by Aggregator pursuant to the Shareholders Agreement and as such elected to the Board effective April 17, 2024. Ms. Hernández brings business expertise in transforming business models for growth as well as a rich cultural fluency in understanding and connecting with multicultural consumers.

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Mary Beth McAdaragh	Age 62 | Class B Director (Director since November 2019)
Mary Beth McAdaragh has over 30 years of media production, distribution and marketing experience having been involved with the branding and marketing of some of the most recognizable television franchises in domestic and international syndication. Since 2024, she has been a consultant in the Marketing department at Sony. Prior to this, she served as Executive Vice President, Marketing/Affiliate Relations for CBS Media Ventures (a division of ViacomCBS) from 2017 to 2021. She was responsible for the Marketing and Affiliate Relations for the industry’s leading roster of first-run and off-network syndicated product including: Judge Judy, Dr. Phil, Wheel of Fortune, Jeopardy!, Entertainment Tonight, The Drew Barrymore Show, Rachael Ray and Inside Edition. In 2000, she was named Vice President, Marketing for NBC Enterprises, the then newly formed syndication division of NBC. There she developed domestic and international marketing campaigns for The Weakest Link, Fear Factor, and Access Hollywood. In 2006, upon the inception of 20th Century Fox’s new broadcast network, MyNetworkTV, Ms. McAdaragh produced a six-week, 30 city marketing and promotional tour across the United States to launch the new venture. She was then named Senior Vice President of Affiliate Relations where she was the key liaison between the Network and their 180+ broadcast station affiliates around the country. Ms. McAdaragh created and executive produced The Surreal Gourmet, a traveling cooking show which aired for five seasons on Food Network, and she has served as a business development and marketing consultant for both traditional media and new technology ventures.

Ms. McAdaragh graduated from South Dakota State University with a BA in Broadcast Journalism and is a member of the university’s Mass Communications Department Advisory Council. She is the recipient of numerous creative awards including two Daytime Emmy® Awards and PROMAX Gold Medallions. She is active in many trade and civic organizations and resides in Beverly Hills, California.

Amit Thakrar	Age 38 | (Director since August 2023)
Amit Thakrar is an investor-operator with deep experience in private equity and executive leadership in media and sports. Mr. Thakrar co-founded and currently serves as Chief Operating Officer and Chief Financial Officer of Chicago Sports Network (“CHSN”), a sports media venture backed by the Chicago Bulls, Chicago Blackhawks, and Chicago White Sox. Prior to CHSN, he was a Partner at Standard General L.P., which he joined in 2019, where he executed private equity and special situation investments across media and consumer industries. Previously, Mr. Thakrar worked at Davidson Kempner Capital Management and OMERS Private Equity. Mr. Thakrar received his MBA from Columbia Business School and a Bachelor of Commerce (Honors) from Queen’s University.

Mr. Thakrar brings to the Board a strong investment and operational background, with substantial expertise in deal execution and executive leadership. His broad experience across private equity and operating roles provides MediaCo with a valuable perspective on value creation and strategic transformation.

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Directors whose terms expire in 2027:

Andrew P. Glaze	Age 47 | Class B Director (Director since November 2019)
Andrew Glaze is the founder and has served as the Chief Investment Officer of Shiro Capital, a financial services company, since 2019. He is also the founder and Chief Executive Officer of Equitable Capital Advisors since 2023. Prior to Shiro Capital, Mr. Glaze served as a Research Analyst at Standard General from 2016 to June 2019. Before joining Standard General, Mr. Glaze was a Managing Director at Claar Advisors, LLC, which he joined in 2014. Mr. Glaze was the founder, and, from 2009 through 2014, the Chief Investment Officer of Emys Capital, LLC. Prior to May 2009 he was an investment banking associate on the Consumer and Leveraged Finance teams at Merrill Lynch. Mr. Glaze began his career in the United States Army where he served as an officer for five years in the 1st Cavalry Division. As part of his service, Mr. Glaze deployed to Baghdad, Iraq for one year where he served with distinction as a Captain and Aviation Brigade Fire Support Officer. Mr. Glaze is a service-disabled veteran. He holds a B.S. from the United States Military Academy at West Point and an MBA from Columbia Business School, where he participated in the highly selective Value Investing Program. Mr. Glaze is a Chartered Financial Analyst.

Mr. Glaze is an experienced investment professional, with substantial expertise in making and supervising investments at all levels of the capital structure. His investment banking experience and investment experience allows Mr. Glaze to provide valuable insights to the Board on capital structure and prospective acquisition opportunities.

Brett Pertuz	Age 52 | Class A Director (Director since April 2024)
Brett Pertuz is a Managing Director at HPS. Prior to joining HPS in 2018, Mr. Pertuz worked in private equity as a Managing Director first with Bruckmann, Rosser, Sherrill & Co. and later with Altpoint Capital Partners. Mr. Pertuz began his career at Bain & Company in management consulting. Mr. Pertuz holds a BS from the University of Virginia and an MBA from Harvard Business School.

Mr. Pertuz was designated by Aggregator pursuant to the Shareholders Agreement and as such elected to the Board effective April 17, 2024. Mr. Pertuz brings to the Board substantial experience in the financial industry and in private equity and finance transactions. He has served on the boards of several private companies in a variety of industries.

Albert Rodriguez	Age 61 | (Director since November 2025)
Albert Rodriguez is the Company’s Chief Executive Officer as of November 21, 2025, removing the “interim” designation that has been in place since October 2024. Prior to Mr. Rodriguez’s appointment to Chief Executive Officer and President he served as Chief Revenue Officer and President of MediaCo Audio since January 2024. Prior to joining the Company, Mr. Rodriguez spent 24 years at Spanish Broadcasting System with his most recent position being President and Chief Operating Officer. Mr. Rodriguez holds a bachelor’s degree from Florida Atlantic University.

Mr. Rodriguez was selected to serve as a director because of the perspective, management, leadership experience and operational expertise in our business that he has as a result of being our Chief Executive Officer.

MediaCo Holding Inc.  10  2026 Proxy Statement

Directors whose terms expire in 2028:

Colbert Cannon	Age 50 | Class A Director (Director since April 2024)
Colbert Cannon is a Managing Director at HPS, an investment firm. Prior to joining HPS in 2017, Mr. Cannon was a Partner and Director of Research at Wingspan Investment Management, a distressed credit investment firm launched in 2013. Prior to Wingspan, Mr. Cannon was a Managing Director at Glenview Capital, where he led the Credit Investment effort from 2009 to 2012. Prior to joining Glenview, Mr. Cannon was a Principal at Audax Group, a Boston-based Private Equity firm. Mr. Cannon began his career in Mergers and Acquisitions Investment Banking at Goldman Sachs. Mr. Cannon holds an AB in Social Studies from Harvard College.

Mr. Cannon was designated by Aggregator pursuant to the Shareholders Agreement and as such elected to the Board effective April 17, 2024. Mr. Cannon brings to the Board an extensive background in financial analysis, operational oversight, and has served on the boards of several media companies.

Robert L. Greene	Age 58 | Class B Director (Director since January 2023)
Robert Greene has been the President and Chief Executive Officer of the National Association of Investment Companies, the industry trade association and largest network of diverse-owned alternative asset class investment firms, since February 2013. He was the Head of Investor Relations of Syndicated Communications Venture Partners, a venture capital firm, from June 2007 to December 2013. Mr. Greene currently serves on the board of directors of the Boy Scouts of America National Executive Board, the board of directors of Transworld Systems Inc., a privately held, private equity-backed company that provides debt collection services for Fortune 500 companies on a global basis, and the board of directors of Synergy Infrastructure Holdings, a privately held, private equity-backed company that is a leading provider of compact, heavy and pump equipment rentals. Previously, he also served on the board of directors and audit committee of Starboard Value Acquisition Corporation, a blank check company, which in July 2021 merged with Cyxtera Technologies, Inc. (Nasdaq: CYXT), a global leader in colocation and interconnection services.

Mr. Greene’s broad level of investment and board experience provides MediaCo with a diversified view into best practices across the operations, accounting, systems and fundraising

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Deborah A. McDermott	Age 72 | Class B Director (Director since November 2019)
Deb McDermott served as CEO of Standard Media Group, a broadcast and digital media company, from 2018 to 2026. She has a 25-plus year career leading broadcast groups-including COO of Media General, Inc. (“Media General”) and CEO-President of Young Broadcasting (“Young”). As CEO, she spearheaded Young’s successful mergers with Media General and LIN Media. Ultimately, overseeing the combined company’s more than 70 television stations.

Among her many accomplishments, Ms. McDermott was inducted into the Broadcasting & Cable Hall of Fame in 2013 and the Library of American Broadcasting Foundation’s Giants of Broadcasting and Electronic Arts award in 2022. She currently serves on the ABC Board of Governors, the Board of Directors for Television Bureau of Advertising, National Association of Broadcasters and the International Radio and Television Society. She is also a member of C200 and CEO.org. Previously, Ms. McDermott served on the Board of Directors for the Country Music Association and Chair of the National Association of Television Program Executives (NATPE).

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that holders of Class A Shares vote FOR Jacqueline Hernández, that holders of Class B Shares vote FOR Mary Beth McAdaragh and that holders of all Common Shares vote FOR Amit Thakrar, the persons nominated by the Board to be elected as directors.

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Security Ownership of Beneficial Owners and Management
As of June 16, 2026, there were 76,911,042 Class A Shares and 5,413,197 Class B Shares issued and outstanding. The Class A Shares are entitled to an aggregate of 76,911,042 votes and the Class B Shares are entitled to an aggregate of 54,131,970 votes. The following table shows, as of June 16, 2026, the number of shares and percentage of our Class A Shares and Class B Shares held by each person known to us to own beneficially more than five percent of the issued and outstanding Class A Shares or Class B Shares, by our named executive officers and our directors, and by our executive officers and directors as a group. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership or voting power of that person, Class A Shares subject to options, or other rights, held by such person that have vested or will vest within 60 days of June 16, 2026 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership or voting power of any other person. Unless otherwise specified, the address of each person listed is: c/o MediaCo Holding Inc., 48 W. 25th Street, Floor 3, New York, NY 10010.

	Class A Shares		Class B Shares		Total Beneficial Ownership of Outstanding MediaCo Interests(2)
Five Percent Shareholders, Directors, Nominees and Named Executive Officers	Amount and Nature of Beneficial Ownership Class A Shares(1)(2)	Percent of Class	Amount and Nature of Beneficial Ownership Class B Shares(1)	Percent of Class		Percent of Total Voting Power of Outstanding MediaCo Interests
Standard General, L.P.	40,839,597(3)	49.61%	5,413,197	100.00%	40,839,597	68.34%
SLF LBI Aggregator, LLC	35,257,476(4)	42.83%	—	—%	35,257,476	26.91%
HPS Group GP, LLC	35,257,476(4)	42.83%	—	—%	35,257,476	26.91%
Scott Kapnick	35,257,476(4)	42.83%	—	—%	35,257,476	26.91%
Named Executive Officers:
Albert Rodriguez	464,346(5)	*	—	—%	464,346(5)	*
Debra DeFelice	535,771(6)	*	—	—%	535,771(6)	*
René Santaella	464,346(7)	*	—	—%	464,346(7)	*
Directors:
Colbert Cannon	—	—%	—	—%	—	—%
Andrew P. Glaze	190,392(8)	*	—	—%	190,392(8)	*
Robert L. Greene	83,536(9)	*	—	—%	83,536(9)	*
Mary Beth McAdaragh	100,476(10)	*	—	—%	100,476(10)	*
Deborah A. McDermott	144,861(11)	*	—	—%	144,861(11)	*
Brett Pertuz	—	—%	—	—%	—	—%
Amit Thakrar	75,543(12)	*	—	—%	75,543(12)	*
Jacqueline Hernández	594,900(13)	*	—	—%	594,900(13)	*
All Executive Officers and Directors as a Group (11 persons)	2,654,171(14)	3.22%	—	—%	2,654,171(14)	2.03%

*	Less than 1%.
(1)
Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the securities shown to be owned by such shareholder. The inclusion herein of securities listed as beneficially owned does not constitute an admission of beneficial ownership.

MediaCo Holding Inc.  13  2026 Proxy Statement

(2)
As Class B Shares are convertible into Class A Shares at the election of the holder, the beneficial ownership reported herein assumes that the beneficial owner (and no other shareholder) elected to convert all Class B Shares beneficially owned by such beneficial owner into Class A Shares.

(3)
Includes 5,413,197 Class B Shares. All shares beneficially owned by Standard General are held by SG Broadcasting and certain funds. Soohyung Kim is the managing member and Standard General serves as investment manager for SG Broadcasting and such funds. Mr. Kim is the managing partner and chief investment officer of Standard General and a director of the general partner of Standard General. By virtue of the foregoing, Standard General and Mr. Kim may be deemed to beneficially own these shares. Each of Mr. Kim and Standard General disclaims beneficial ownership of the shares reported except to the extent of its or his pecuniary interest in such shares. The principal address of Standard General is 767 Fifth Avenue, 12th Floor, New York, NY 10153.

(4)
Based on information contained in a Schedule 13D, as amended, SLF LBI Aggregator, LLC is the record holder of the shares reported herein. HPS Group GP, LLC and Scott Kapnick may be deemed to beneficially own the shares held by SLF LBI Aggregator, LLC by virtue of their control relationships with such entity. The principal business address of HPS Group GP, LLC and Mr. Kapnick is 40 West 57th Street, 33rd Floor, New York, New York 10019, as set forth in the Schedule 13D.

(5)	Includes 464,346 Class A Shares underlying RSUs granted under the 2025 Equity Compensation Plan that were issued or are issuable within 60 days of June 16, 2026.
(6)	Includes 464,346 Class A Shares underlying RSUs granted under the 2025 Equity Compensation Plan that were issued or are issuable within 60 days of June 16, 2026.
(7)	Includes 464,346 Class A Shares underlying RSUs granted under the 2025 Equity Compensation Plan that were issued or are issuable within 60 days of June 16, 2026.
(8)	Includes 62,687 Class A Shares underlying RSUs granted under the 2025 Equity Compensation Plan that were issued or are issuable within 60 days of June 16, 2026.
(9)	Includes 62,687 Class A Shares underlying RSUs granted under the 2025 Equity Compensation Plan that were issued or are issuable within 60 days of June 16, 2026.
(10)	Includes 62,687 Class A Shares underlying RSUs granted under the 2025 Equity Compensation Plan that were issued or are issuable within 60 days of June 16, 2026.
(11)	Includes 97,513 Class A Shares underlying RSUs granted under the 2025 Equity Compensation Plan that were issued or are issuable within 60 days of June 16, 2026.
(12)	Includes 62,687 Class A Shares underlying RSUs granted under the 2025 Equity Compensation Plan that were issued or are issuable within 60 days of June 16, 2026.
(13)	Includes 594,900 Class A Shares underlying RSUs granted under the 2025 Equity Compensation Plan that were issued or are issuable within 60 days of June 16, 2026.
(14)
Includes 2,336,199 Class A Shares underlying RSUs granted under the 2025 Equity Compensation Plan that were issued or are issuable to current executive officers and directors within 60 days of June 16, 2026.

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Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers and any beneficial owner of more than 10% of any class of our equity securities to file with the SEC initial reports of beneficial ownership and reports of changes in ownership of any of our securities. These reports are made on documents referred to as Forms 3, 4 and 5. Our directors and executive officers must also provide us with copies of these reports. We have reviewed the copies of the reports that we have received and any written representations that no Form 5 was required from the individuals required to file the reports that we have received, as well as reviewed Forms 3, 4 and 5 filed with the SEC. Based on this review, we believe that during the year ended December 31, 2025, each of our directors and executive officers and beneficial owners of more than 10% of any class of our equity securities timely complied with applicable reporting requirements for transactions in our equity securities.
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Corporate Governance
General
MediaCo aspires to the highest ethical standards for our employees, officers and directors, and remains committed to the interests of our shareholders and other constituents. We believe we can achieve these objectives only with a plan for corporate governance that clearly defines responsibilities, sets high standards of conduct and promotes compliance with the law. The Board has adopted formal corporate governance guidelines, as well as policies and procedures designed to foster the appropriate level of corporate governance. Some of these guidelines and procedures are discussed below. For further information, including electronic versions of our Code of Business Conduct and Ethics, our Corporate Governance Guidelines, our Audit Committee Charter, our Compensation Committee Charter, and our Complaint Procedure for Accounting and Auditing Matters, please visit the Corporate Governance section of our website (www.MediaCoHolding.com) located under the “Investors” heading.

Independent Directors
Our Board currently consists of 9 members. Of these, our Board has determined that eight (Mses. Hernández, McAdaragh and McDermott, and Messrs. Cannon, Glaze, Greene, Pertuz and Thakrar) qualify as “independent directors” under the listing standards of The Nasdaq Stock Market, Inc. (“Nasdaq”). In addition, MediaCo is a “Controlled Company” as defined in the Nasdaq listing standards. The Company is, therefore, pursuant to Nasdaq Marketplace Rule 5615(c)(2), exempt from certain aspects of Nasdaq’s listing standards relating to independent directors.
Code of Ethics
MediaCo has adopted a Code of Business Conduct and Ethics to document the ethical principles and conduct we expect from our employees, officers and directors. A copy of our Code of Business Conduct and Ethics is available in the Corporate Governance section of our website (www.MediaCoHolding.com) located under the “Investors” heading.
Securities Trading Policy
We have adopted the MediaCo Securities Trading Policy, which governs the purchase, sale and other dispositions of our securities by all of our directors, officers and employees, as well as temporary employees, independent consultants and contractors, and their family members and any entities controlled by such insiders. Our securities trading policy is designed to promote compliance with insider trading laws, rules and regulations, as well as Nasdaq listing standards. In addition to the restrictions described above, it prohibits those who are subject to the policy from trading securities of any company, including MediaCo, while in possession of material non-public information, and from buying, selling or gifting our securities even if not in possession of such information during certain trading blackout periods, subject to limited exceptions. Our insider trading policy also imposes additional trading
MediaCo Holding Inc.  16  2026 Proxy Statement

restrictions applicable to our directors, executive officers and certain employees. The foregoing summary of our securities trading policy does not purport to be complete and is qualified in its entirety by reference to the full text of the MediaCo Securities Trading Policy, a copy of which can be found as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Anti-Pledging and Hedging Policies
MediaCo has adopted the Securities Trading Policy, which applies to all of our directors, officers and employees, and prohibits engaging in short sales in respect of securities of MediaCo. MediaCo has not adopted an anti-pledging policy, and although it does discourage speculative hedging transactions, MediaCo does permit long-term hedging transactions within prescribed trading windows and otherwise in accordance with the Company’s Securities Trading Policy.
The information provided under this Anti-Pledging and Hedging Policies section shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that MediaCo specifically incorporates this information by reference.
Leadership Structure and Risk Oversight
MediaCo’s Corporate Governance Guidelines provide that the Chair of the Board (“Board Chair”) is to meet the independence requirements under the applicable Nasdaq listing standards. Our Board has determined that our Board Chair, Robert L. Greene, is an “independent director” under Nasdaq rules. As Board Chair, Mr. Greene is responsible for, among other matters: (i) setting the agenda for and leading executive sessions of the independent directors, unless a lead director is otherwise appointed by the Board Chair; (ii) briefing the CEO on issues arising in the executive sessions; (iii) coordinating and developing the agenda for meetings of the Board, in collaboration with the CEO; (iv) convening and presiding over meetings of the independent directors as necessary or appropriate; and (v) if requested and appropriate, being available for consultation with major shareholders. The Board believes that this structure provides strong independent leadership and oversight for our Company and our Board.
The Board expects the Company’s management to take primary responsibility for identifying material risks the Company faces and communicating them to the Board, developing and implementing appropriate risk management strategies responsive to those risks with oversight from the Board, and integrating risk management into the Company’s decision-making processes. The Board, through the Audit Committee on a quarterly basis and as a full Board at least annually, regularly reviews information regarding the Company’s credit, liquidity and operational risks, as well as strategies for addressing and managing such risks. In addition, the Compensation Committee monitors the Company’s compensation programs so that such programs do not encourage excessive risk-taking by Company employees.
Communications with Independent Directors
Any employee, officer, shareholder or other interested party who has an interest in communicating with the Board Chair or any other MediaCo independent directors regarding any matter may do so by directing communication to Mr. Greene addressed to Board Chair, c/o Corporate Secretary, MediaCo Holding Inc., 48 W. 25th Street, Floor 3, New York, New York 10010, by e-mail message to Chair@MediaCoHolding.com. The communication will be delivered to the independent directors as appropriate. For matters related to finance or auditing, a communication should specify that it is directed to the Audit Committee. For matters related to compensation, a communication should specify that it is directed to the Compensation Committee. Messages for any director or the Board as a whole may be delivered through the Board Chair as well.
Consideration of Candidates for Nomination as Director
The Board will consider and evaluate potential nominees submitted by holders of our Class A Shares to our corporate secretary on or before the date for shareholder nominations specified in the “Shareholder Proposals” section of the Company’s proxy statement. These potential nominees will be considered and evaluated using the same criteria as potential nominees obtained by the Board from other sources, subject to the requirement of Aggregator’s rights to designate up to three individuals for election to the Board in accordance with the terms of the Shareholders Agreement.
In its assessment of each potential candidate, including those recommended by shareholders, the Board takes into account all factors it considers appropriate, which may include (a) ensuring that the Board, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as an “audit committee financial expert,” as that term is defined by the rules of the SEC), local or community ties, (b) minimum individual qualifications, including strength of character, mature judgment, familiarity
MediaCo Holding Inc.  17  2026 Proxy Statement

with our business and related industries, independence of thought and an ability to work collegially, and (c) contractual and other obligations to nominate individuals recommended by SG Broadcasting. The Board also may consider the extent to which the candidate would fill a present need on the Board. After conducting an initial evaluation of a candidate, the Board would be expected to interview that candidate if it believes the candidate might be suitable to be a director and may ask the candidate to meet with certain directors and management. If the Board believes a candidate would be a valuable addition to the Board, it would expect to nominate that candidate as a director.
Certain Committees of the Board of Directors
The standing committees of our Board are the Audit Committee and the Compensation Committee. MediaCo is a “controlled company” within the meaning of the Nasdaq listing standards. As such, we are exempt from Nasdaq’s requirement that director nominees be selected exclusively by independent directors constituting a majority of the independent directors of the Board or that MediaCo have a nominations committee comprised solely of independent directors. Accordingly, MediaCo does not have a separate standing nomination and corporate governance committee comprised of independent directors. The responsibilities and functions normally associated with such committee are instead carried out by the full Board.
Audit Committee. The Audit Committee’s primary responsibility is to engage our independent auditors and otherwise to monitor and oversee the audit process. The Audit Committee also undertakes other related responsibilities as summarized in the Report of the Audit Committee included in this proxy statement and is detailed in the Audit Committee Charter, which is available in the Corporate Governance section of our website (www.MediaCoHolding.com) located under the “Investors” heading. The Board has determined that the members of the Audit Committee, Amit Thakrar (chair), Deborah McDermott, Mary Beth McAdaragh, Brett Pertuz and Robert L. Greene, are independent directors under the Exchange Act and the Nasdaq listing standards. The Board has determined that Mr. Thakrar is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K. In making such determination, the Board took into consideration, among other things, the express provision in Item 407(d) of Regulation S-K that the determination that a person is an audit committee financial expert shall not impose any greater responsibility or liability on that person than the responsibility and liability imposed on such person as a member of the Audit Committee, nor shall it affect the duties and obligations of other Audit Committee members or the Board of Directors. The Audit Committee held four meetings during the last fiscal year.
Compensation Committee. The Compensation Committee reviews our compensation and benefit plans for executive officers to ensure that our corporate objectives are met, establishes compensation arrangements and approves compensation payments to members of our Board and our executive officers, and generally administers our equity incentive plans. The Compensation Committee’s charter is available in the Corporate Governance section of our website (www.MediaCoHolding.com) located under the “Investors” heading. The members of the Compensation Committee are Robert L. Greene (chair), Deborah McDermott, Colbert Cannon, Amit Thakrar and Mary Beth McAdaragh, all of whom are independent directors under Nasdaq listing standards. The Compensation Committee held one meeting during the last fiscal year.
Additional Committees. The Company also has a Diversity, Equity and Inclusion Committee, the sole member of which is Andrew Glaze, who is an independent director under Nasdaq listing standards.
Meeting Attendance
In 2025, our Board held four meetings, either in person or by telephone. Each director attended at least 75% of the aggregate of (1) the total number of meetings of our Board held while he or she was a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served on the committee.
We believe that communication between our shareholders and the members of our Board is enhanced by the opportunity for personal interaction at our annual meeting of shareholders. Accordingly, we encourage the members of our Board to attend our annual meeting of shareholders whenever possible. Each of our directors who was in office at the time attended the Company’s annual meeting of shareholders in 2025, which was held in virtual-only format.
Compensation of Directors
During 2024, the Compensation Committee authorized annual retainers of $75,000 for each Class B Director and Amit Thakrar, of which twenty percent (or, in the case of Ms. McDermott, forty percent) was to be paid in the form of equity awards, as well as the following retainers: $250,000 for Board Chair, $50,000 for Audit Committee Chair, and $50,000 for Diversity, Equity & Inclusion
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Committee Chair. The Compensation Committee’s authorization continued to apply during 2025. However, equity awards in respect of Board service during 2025 were granted in April 2026, and as a result, such awards do not appear in the table below. Class A Directors (other than Ms. Hernández) and Mr. Rodriguez receive no compensation for their services on the Board.
2025 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Andrew P. Glaze	110,000	—	—	—	110,000
Robert L. Greene	110,000	—	—	—	110,000
Mary Beth McAdaragh	60,000	—	—	—	60,000
Deborah A. McDermott	210,000	—	—	—	210,000
Brett Pertuz	—	—	—	—	—
Jacqueline Hernández	60,000	—	—	—	60,000
Amit Thakrar	110,000	—	—	—	110,000
Colbert Cannon	—	—	—	—	—
Albert Rodriguez	—	—	—	—	—

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Transactions with Related Persons
Relationship and Agreements with Estrella Media
Asset Purchase Agreement
On April 17, 2024, MediaCo and its wholly-owned subsidiary MediaCo Operations LLC (“Purchaser”), entered into the Asset Purchase Agreement, pursuant to which Purchaser purchased substantially all of the assets of Estrella and its subsidiaries (other than certain broadcast assets owned by Estrella and its subsidiaries (the “Estrella Broadcast Assets”)) (the “Purchased Assets”), and assumed substantially all of the liabilities (the “Assumed Liabilities”) of Estrella and its subsidiaries (such transactions, collectively, the “Estrella Acquisition”).
MediaCo provided the following consideration for the Purchased Assets:
i.	A warrant (the “Warrant”) to purchase up to 28,206,152 Class A Shares;
ii.	60,000 shares of a newly designated series of MediaCo’s preferred stock designated as “Series B Preferred Stock” (the “Series B Preferred Stock”), the terms of which are described below;
iii.	A term loan in the principal amount of $30.0 million under the Second Lien Credit Agreement (as defined below) (the “Second Lien Term Loan”); and
iv.	An aggregate cash payment in the amount of approximately $30.0 million to be used, in part, for the repayment of certain indebtedness of Estrella and payment of certain Estrella transaction expenses.
The Class A Shares issuable upon the exercise of the Warrant and the shares of Class A Shares issuable upon the exercise of the Option Agreement (as defined below) represented approximately 43% of the outstanding shares of Class A Shares on a fully diluted basis (assuming the full exercise of the Warrant and the Option Agreement).
The Warrant, the shares of Series B Preferred Stock and the Second Lien Term Loan were initially held by an affiliate of HPS.
The Asset Purchase Agreement required MediaCo to prepare and file with the SEC a proxy statement to be sent to MediaCo shareholders relating to a special meeting of MediaCo shareholders (the “Shareholder Meeting”) to be held to consider approval of the issuance of shares of Class A Shares upon exercise of the Warrant and the issuance of shares of Class A Shares pursuant to the Option Agreement (the “Proposal”). On March 6, 2025, the shareholders of MediaCo approved the Proposal and the Put Right (the “Put Right”) became exercisable for 7,051,538 Class A Shares.
The Asset Purchase Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature.
Option Agreement
On April 17, 2024, in connection with the Estrella Acquisition contemplated by the Asset Purchase Agreement, MediaCo and Purchaser entered into an Option Agreement (the “Option Agreement”) with Estrella and certain subsidiaries of Estrella pursuant to which (i) Purchaser was granted the option to purchase 100% of the equity interests of certain subsidiaries of Estrella holding the Estrella Broadcast Assets (the “Option Subsidiaries Equity”) in exchange for 7,051,538 Class A Shares, and (ii) Estrella was granted the right to put the Option Subsidiaries Equity to Purchaser for the same consideration beginning six months after the date of the closing of the Estrella Acquisition (the “Closing Date”). On May 1, 2025, the Option Agreement was exercised by Estrella Media, Inc. and MediaCo acquired 100% of the equity interests of Estrella and certain subsidiaries of Estrella in exchange for 7,051,538 Class A Shares.
In connection with the Put Right and the previously executed Asset Purchase Agreement related to the acquisition of Estrella’s assets, the Company entered into an equity purchase agreement on May 1, 2025, that includes certain clawback provisions applicable to HPS, including parties that are considered related parties of the Company.
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Pursuant to these provisions, under specified circumstances defined in the equity purchase agreement and the Asset Purchase Agreement, including the occurrence of certain losses or other financial obligations incurred by the Company in connection with the Estrella Acquisition, the Company may have the right to require such investors to return or forfeit a portion of the equity interests previously issued to them. In addition, certain debt instruments issued in connection with the transaction may also be subject to similar clawback or repayment provisions.
The potential exercise of these clawback provisions could result in the reduction or cancellation of equity interests held by such related party investors and the repayment or forfeiture of related debt obligations. The magnitude and timing of any such clawback would depend on the occurrence and amount of qualifying losses or obligations as defined in the applicable agreements and could be material to the Company’s consolidated financial statements.
Voting and Support Agreement
On April 17, 2024, in connection with the Estrella Acquisition, SG Broadcasting LLC (“SG Broadcasting”), the holder of Class A Shares and Class B Shares representing a majority of the voting power of the shares of MediaCo, entered into a Voting and Support Agreement with MediaCo and Estrella (the “Voting and Support Agreement”), pursuant to which SG Broadcasting agreed to, among other things, and subject to the terms and conditions set forth therein, at any meeting of MediaCo shareholders (including the Shareholders Meeting), or at any adjournment or postponement thereof, vote in favor of the Proposal and against any action or proposal that would reasonably be expected to prevent or materially delay consummation of the Proposal. The Voting and Support Agreement also includes certain customary restrictions on SG Broadcasting’s ability to transfer its shares of MediaCo stock. The Voting and Support Agreement automatically terminated on March 6, 2025 when the Proposal was approved.
Warrant
On April 17, 2024, in connection with the Estrella Acquisition, MediaCo issued the Warrant, which provides for the purchase of up to 28,206,152 Class A Shares (the “Warrant Shares”), subject to customary adjustments as set forth in the Warrant, at an exercise price per share of $0.00001. Subject to certain limitations, the Warrant also provides that the Warrant holder has the right to participate in distributions on Class A Shares on an as-exercised basis. The Warrant further provides that in no event shall the aggregate number of Warrant Shares issuable to the Warrant holder upon exercise of the Warrant exceed 19.9% of the aggregate number of shares of common stock of MediaCo outstanding, or the voting power of such outstanding shares of common stock, on the business day immediately preceding the issue date for such Warrant Shares, calculated in accordance with the applicable rules of the Nasdaq, unless and until the Proposal has been approved. On September 8, 2025 the warrant issued in connection with the Company’s acquisition of certain assets of Estrella and its subsidiaries was exercised in exchange for 28,205,938 Class A Shares.
First Lien Term Loan
In order to finance the Estrella Acquisition, MediaCo and its direct and indirect subsidiaries entered into a maximum $45.0 million first lien term loan credit facility, dated April 17, 2024 (the “First Lien Credit Agreement”), with White Hawk Capital Partners, LP, as term agent thereunder, and the lenders party thereto. Under the terms of the First Lien Credit Agreement, MediaCo received an initial term loan of $35.0 million on April 17, 2024 (the “Initial Loan”) and was provided with a subsequent delayed draw facility of up to $10.0 million that may be provided for additional working capital purposes under certain conditions (the “Delayed Draw” and the loans thereunder, the “Delayed Draw Term Loans”). The Initial Loan and Delayed Draw Term Loans are collectively referred to as the “First Lien Term Loans.” The proceeds of the Initial Loan were used to finance the Transactions, pay off certain existing indebtedness in connection therewith and pay related fees and transaction costs. The Initial Loan will mature on April 17, 2029, and each Delayed Draw Term Loan will mature on the date that is two years after the drawing of such Delayed Draw Term Loan. First Lien Term Loans will be subject to monthly amortization payments equal to 0.8333% of the initial principal amount of the First Lien Term Loans, and monthly interest payments at a rate of SOFR + 6.00%. The First Lien Term Loans are subject to a borrowing base in accordance with the terms of the First Lien Credit Agreement.
MediaCo Holding Inc.  21  2026 Proxy Statement

Second Lien Term Loan
In addition, MediaCo and its direct and indirect subsidiaries entered into a $30.0 million second lien term loan credit facility, dated April 17, 2024 (the “Second Lien Credit Agreement”), with HPS as term agent, and the lenders party thereto. Under the terms of the Second Lien Credit Agreement, MediaCo was deemed to receive the Second Lien Term Loan of $30.0 million on April 17, 2024 in exchange for the Transactions. The Second Lien Term Loan will mature on April 17, 2029 and will be subject to monthly interest payments at a rate of SOFR + 6.00%. The Second Lien Term Loans are subject to a borrowing base in accordance with the terms of the Second Lien Credit Agreement.
Shareholders Agreement
On April 17, 2024, in connection with the Estrella Acquisition, MediaCo entered into the Shareholders Agreement. The Shareholders Agreement provides Aggregator (i) the right to designate up to three individuals for election to the Board (each such designee, an “Investor Director Designee”), subject to reduction and termination based on certain MediaCo stock ownership requirements (including that such designation right falls away upon Aggregator ceasing to beneficially own at least ten percent (10%) of the fully diluted MediaCo common stock for ten consecutive days), and (ii) certain consent rights over material actions taken by MediaCo.
Registration Rights Agreement
On April 17, 2024, in connection with the Estrella Acquisition, MediaCo entered into a registration rights agreement with SG Broadcasting and Aggregator (the “Registration Rights Agreement”), pursuant to which MediaCo has granted each of SG Broadcasting and Aggregator customary underwritten shelf takedown and piggyback rights with respect to the registration of Class A Shares with the SEC under the Securities Act. In addition, MediaCo has agreed to prepare and file within three months of the Closing Date a registration statement covering the sale or distribution of Class A Shares held by SG Broadcasting and Aggregator. Pursuant to the Registration Rights Agreement, SG Broadcasting and Aggregator caused us to file the Registration Statement on Form S-3 and related prospectus dated July 25, 2024, whereby we registered 46,832,646 Class A Shares held by SG Broadcasting and Aggregator, as of such date for resale from time to time in one or more offerings or resales. Pursuant to the Registration Rights Agreement, each of SG Broadcasting and Aggregator has the right, subject to certain conditions, to require us to facilitate offerings of its Class A Shares, which would result in such shares becoming freely tradable without restriction under the Securities Act, except to the extent purchased by our affiliates (as defined in Rule 144 under the Securities Act).
We will pay all registration and filing fees and other expenses, including, among other things, reasonable fees and expenses of one counsel for SG Broadcasting and Aggregator, related to any demand or piggyback registration. The Registration Rights Agreement contains customary cross-indemnification provisions, pursuant to which we are obligated to indemnify any selling shareholders in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions in the registration statement attributable to them.
Network Affiliation and Supply Agreements
On April 17, 2024, in connection with the Transactions, Purchaser entered into a Network Program Supply Agreement (the “Network Program Supply Agreement”) with certain subsidiaries of Estrella that operate radio broadcast stations (the “Radio Stations”). Pursuant to the Network Program Supply Agreement, Purchaser has agreed to license certain programs and other material to the Radio Stations for distribution on the Radio Stations’ broadcast channels.
On April 17, 2024, in connection with the Transactions, Purchaser entered into a Network Affiliation Agreement (the “Network Affiliation Agreement”) with certain subsidiaries of Estrella that operate television broadcast stations (the “TV Stations”). Pursuant to the Network Affiliation Agreement, Purchaser has agreed to license certain programs and other material to the TV Stations for distribution on the TV Stations’ broadcast channels.
The Network Affiliation and Supply Agreements terminated with the exercise of the Option Agreement on May 1, 2025.
MediaCo Holding Inc.  22  2026 Proxy Statement

Relationship and Agreements with SG Broadcasting
On April 17, 2024, SG Broadcasting entered into the Voting and Support Agreement. See “Voting and Support Agreement” for more information.
On October 29, 2024, the Company and Standard Media Group LLC (“SMG”) entered into an Employee Leasing Agreement, effective as of October 1, 2024 (the “Leasing Agreement”). SMG is a wholly-owned subsidiary of Standard General. Standard General is an affiliate of the controlling shareholder of the Company, SG Broadcasting. Under the Leasing Agreement, the Company obtained the services of several SMG employees to serve various roles for the Company, including with respect to the legal, digital products, broadcast IT, and news operations function. The Leasing Agreement is an at-cost arrangement, with the Company paying only for a percentage of the actual cost of employing each leased employee, with no markup or service fees above the Company’s share of the actual fully-loaded cost of each leased employee.
On April 17, 2025, the Company and Paducah Television Operations LLC (“PTO”), the parent company of SMG, entered into a Support Agreement, effective as of April 17, 2025 (the “PTO Support Agreement”) and continues for a term of six months unless terminated earlier by either party with 30 days written notice. On November 5, 2025, an amendment was entered into to extend the term of this agreement for an additional 12 months. Under the PTO Support Agreement, the Company will provide operational support to PTO, including, but not limited to, finance and legal assistance, human resources, sales, and production of certain marketing materials. In return for providing these services, the Company will receive payment at the mutually agreed upon rate.
MediaCo Holding Inc.  23  2026 Proxy Statement

Report of the Audit Committee
The following Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any of our filings under the Securities Act or the Exchange Act except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.
The Audit Committee is a separately-designated, standing committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. It is composed of five directors the Board of Directors has determined are “independent directors” as defined by Nasdaq listing standards. The Audit Committee’s responsibilities are set forth in its written charter approved by the Board of Directors. The charter is reviewed annually by the Audit Committee. A copy of the Audit Committee charter may be found in the Corporate Governance section of our website (www.MediaCoHolding.com) located under the Investors heading. As required by Nasdaq listing standards, the Audit Committee has determined that its charter is adequate. The Audit Committee has also determined that its members meet the financial literacy requirements of Nasdaq listing standards.
Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report on the financial statements. The Audit Committee is responsible for the appointment, compensation, and oversight of the independent auditor. For the fiscal year ended December 31, 2025, the Audit Committee engaged Deloitte to serve as the Company’s independent auditor.
The Audit Committee has met and held discussions with management and Deloitte with respect to the Company’s financial statements for the fiscal year ended December 31, 2025. As part of these meetings and discussions, the Audit Committee (i) discussed with the Company’s internal auditor and Deloitte the overall scope and plans for their respective audits, (ii) met with the Company’s internal auditor and Deloitte, with and without management present, to discuss the results of their procedures and evaluations, and (iii) discussed with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management processes. Management represented to the Audit Committee that the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2025, were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed these consolidated financial statements with management. The Audit Committee also discussed with Deloitte matters required to be discussed by their professional standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.
The Board of Directors, upon the recommendation of the Audit Committee, has adopted an Auditor Independence Policy that, among other things, prohibits the Company’s independent auditor from performing certain non-audit services for the Company, requires prior approval of the Audit Committee for any services provided by the Company’s independent auditor, limits the hiring by the Company of former employees of the Company’s independent auditor who have worked on the MediaCo account and requires enhanced disclosure both to the Audit Committee and to shareholders of matters related to auditor independence.
The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accountants that firm’s independence. In addition, the Audit Committee approves in advance all engagements of the Company’s independent auditor. The Audit Committee determined that Deloitte’s provision of non-audit services to the Company as described in “Matters Relating to Independent Registered Public Accountants” is compatible with maintaining that firm’s independence.
MediaCo Holding Inc.  24  2026 Proxy Statement

Based on these discussions and reviews, the Audit Committee determined that the audited financial statements for the Company’s last fiscal year should be included in our Company’s annual report on Form 10-K, and made a formal recommendation to the Board of Directors to that effect.
Amit Thakrar, Chair
Deborah McDermott
Mary Beth McAdaragh
Brett Pertuz
Robert L. Greene
MediaCo Holding Inc.  25  2026 Proxy Statement

Executive Compensation
As a smaller reporting company, the Company has opted to comply with the SEC’s executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined under the Securities Act of 1933, as amended (the “Securities Act”). Those rules require compensation disclosure only for the Company’s principal executive officer and its next two most highly compensated executive officers (other than the principal executive officer) who were serving as an executive officer at the end of 2025.
During 2025, we were managed by three executive officers: Albert Rodriguez, our Chief Executive Officer and President, who assumed that role on November 21, 2025, having first been named Interim Chief Executive Officer as of October 28, 2024; Debra DeFelice, our Executive Vice President, Chief Financial Officer, and Treasurer who assumed that role on November 21, 2025, having first been named Chief Financial Officer and Treasurer on September 26, 2024; and Mr. René Santaella, who was appointed Chief Growth and Innovation Officer on March 9, 2026, having first been named Chief Operating Officer in October 2024.
The following table sets forth the compensation awarded to, earned by, or paid to Mr. Rodriguez, Ms. DeFelice, and Mr. Santaella, as approved by the Compensation Committee of our Board, which has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Compensation Committee seeks to ensure that the total compensation paid to the executives is fair, reasonable and competitive.
2025 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Albert Rodriguez Chief Executive Officer and President	2025	746,154	447,692				1,193,846
	2024	186,723	—	—	—	—	186,723
Debra DeFelice Executive Vice President, Chief Financial Officer and Treasurer	2025	481,769	144,231				626,000
	2024	226,862	45,000	—	—	—	271,862
René Santaella Chief Growth and Innovation Officer	2025	438,885	227,200				666,085
	2024	408,854	361,200	—	—	—	770,054

(1)	The amounts in this column reflect amounts paid to each officer as a discretionary annual incentive awarded by the Compensation Committee for the performance year noted.
Narrative Disclosure to 2025 Summary Compensation Table
Employment Agreement with Albert Rodriguez
On November 21, 2025, the Company entered into an employment agreement with Albert Rodriguez, pursuant to which he serves as the Company’s President and Chief Executive Officer. Under the terms of the agreement, Mr. Rodriguez’s annual base salary was increased from $700,000 to $850,000, with scheduled increases to $900,000 on September 1, 2026, and $950,000 on September 1, 2027. Mr. Rodriguez is eligible to receive a discretionary annual cash bonus of up to 60% of his base salary.
The agreement also provides that, upon a qualifying termination of employment, Mr. Rodriguez is entitled to severance equal to six months of base salary, subject to execution of a release of claims in favor of the Company. Mr. Rodriguez is also subject to post-employment restrictive covenants, including a six-month non-competition covenant, a one-year non-solicitation covenant, and a perpetual non-disparagement covenant.
MediaCo Holding Inc.  26  2026 Proxy Statement

Employment Agreement with Debra DeFelice
On November 21, 2025, the Company entered into an employment agreement with Debra DeFelice, pursuant to which she serves as the Company’s Executive Vice President, Chief Financial Officer and Treasurer. Under the terms of the agreement, Ms. DeFelice’s annual base salary was increased from $450,000 to $550,000, with scheduled increases to $600,000 on September 1, 2026, and $650,000 on September 1, 2027. Ms. DeFelice is eligible to receive a discretionary annual cash bonus of up to 60% of her base salary.
The agreement also provides that Ms. DeFelice is entitled to severance equal to six months of base salary upon a qualifying termination of employment, subject to execution of a release of claims in favor of the Company. She is also subject to post-employment restrictive covenants, including a six-month non-competition covenant, a one-year non-solicitation covenant, and a perpetual non-disparagement covenant.
The compensation arrangements described above are reflected in the Summary Compensation Table for the fiscal year ended December 31, 2025, to the extent applicable.
Outstanding Equity Awards At Year-End 2025

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
Albert Rodriguez	—	—	—	—	—	—
Debra DeFelice	—	—	—	—	—	—
René Santaella	—	—	—	—	—	—

Retirement Plan
The Company sponsors a Section 401(k) retirement savings plan that is available to substantially all employees 18 years of age and older who have at least 30 days of service. Employees may make pre-tax contributions to the plan of up to the annual limit prescribed by the Internal Revenue Service. The Company may make discretionary matching contributions to the plan in the form of cash. No matching contributions were made to the plan in 2025.
MediaCo Holding Inc.  27  2026 Proxy Statement

Pay Versus Performance Disclosure
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” or “CAP” and certain measures of the Company’s financial performance. The Compensation Committee did not consider the CAP measure below in making its compensation decisions for any of the years shown below. The tabular and narrative disclosures provided below are intended to be calculated in a manner consistent with the applicable SEC rules and may reflect reasonable estimates and assumptions where appropriate.
Pay Versus Performance Table
The following table provides information required under the SEC’s Item 402(v) of Regulation S-K disclosing (i) a measure of total compensation (calculated in the same manner as compensation is calculated for purposes of the Summary Compensation Table) for our principal executive officer (“PEO”) and, as an average, for our other named executive officers (“Non-PEO NEOs”), (ii) a measure of compensation referred to as “compensation actually paid” (calculated in accordance with Item 402(v) of Regulation S-K) for our PEO and, as an average, for our other Non-PEO NEOs, and (iii) certain financial performance measures, in each case, for our two most recently completed fiscal years.

Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)	Net Income (Loss) ($ in thousands)
(a)	(b)(1)	(c)(2)	(d)(3)	(e)(4)	(f)(5)	(g)(6)
2025	1,193,846	1,193,846	646,042	646,042	135	(66,698)
2024	186,723	186,723	520,958	520,958	265	(4,926)

(1)	The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Rodriguez for 2025 and 2024 in the “Total” column of the Summary Compensation Table.
(2)
The dollar amounts reported in column (c) represent the compensation actually paid to Mr. Rodriguez for 2025 and 2024, as computed in accordance with Item 402(v) of Regulation S-K. Because Mr. Rodriguez was compensated only in the form of base salary and bonus, Mr. Rodriguez’s CAP for 2025 and 2024 are the same as the total compensation reported in the Summary Compensation Table for 2025 and 2024, and no adjustments were required.

(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for the Non-PEO NEOs in the “Total” column of the Summary Compensation Table in 2025 and 2024. The Non-PEO NEOs for 2024 and 2025 were Debra DeFelice and René Santaella.

(4)
The dollar amounts reported in column (e) represent the compensation actually paid to the Non-PEO NEOs for 2025 and 2024, as computed in accordance with Item 402(v) of Regulation S-K. Because the Non-PEO NEOs were compensated only in the form of base salary and bonus, their average CAP for each of 2025 and 2024 was the same as the total compensation reported in the Summary Compensation Table for 2025 and 2024, and no adjustments were required.

(5)
The dollar amounts in column (f) represent the Company’s cumulative total shareholder return (“TSR”) calculated by dividing the sum of the cumulative amount of dividends for the measurement period (as defined in Item 402(v)(2)(iv) of Regulation S-K), assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)
The dollar amounts reported in column (g) represent the Company’s net income (loss) attributable to common shareholders, as reflected in the Company’s audited financial statements for the applicable year.

Analysis of Pay Versus Performance
In accordance with Item 402(v) of Regulation S-K, the Company is providing the analysis below of the relationships between information presented in the Pay Versus Performance Table. The financial performance measures presented in the Pay Versus Performance Table are not used by the Company to make compensation decisions. Therefore, the information presented in the Pay Versus Performance Table and the outcomes of the analysis below are not reflective of our executive compensation program.
MediaCo Holding Inc.  28  2026 Proxy Statement

Compensation Actually Paid and TSR
The compensation actually paid to Mr. Rodriguez and the Non-PEO NEOs is not directly aligned with TSR. The TSR on an investment of $100 in our Class A Shares on December 31, 2023, rose to $265 by 2024 year-end, then declined to $135 by 2025 year-end. Over the same period, compensation actually paid to Mr. Rodriguez increased from $186,723 to $1,193,846, and average compensation actually paid to the Non-PEO NEOs increased from $520,958 to $646,042. Because all compensation was paid in the form of base salary and bonus, with no equity-based components, compensation actually paid was not sensitive to changes in stock price performance.
Compensation Actually Paid and Net Income (Loss)
The compensation actually paid to Mr. Rodriguez and the Non-PEO NEOs is also not directly aligned with net income (loss). The Company reported a net loss of $4,926,000 in 2024 and a significantly larger net loss of $66,698,000 in 2025. Over the same period, compensation actually paid to Mr. Rodriguez increased from $186,723 to $1,193,846, and average compensation actually paid to the Non-PEO NEOs increased from $520,958 to $646,042. Because all compensation was paid in the form of base salary and bonus, compensation actually paid was not tied to the Company’s financial net income (loss), and the increase in compensation actually paid occurred notwithstanding the year-over-year increase in net losses.
MediaCo Holding Inc.  29  2026 Proxy Statement

PROPOSAL 2:
Approval of Amendment to the 2025 Equity Compensation Plan
We seek approval of an amendment (the “Plan Amendment”) to our 2025 Equity Compensation Plan (the “2025 Plan”). The Board adopted the Plan Amendment on November 11, 2025, the effectiveness of which is subject to receiving shareholder approval at the annual meeting. The Plan Amendment increases the number of Class A Shares authorized for issuance under the 2025 Plan by 10,000,000 shares. The market value of a Class A Share was $0.729 based on the closing price of a Class A Share on June 16, 2026.
The purpose of the Plan Amendment is to allow us to continue to use equity compensation to help attract, retain and motivate employees, to grow our business, and to ultimately advance the interest of our shareholders by increasing shareholder value. The Board strongly believes that the approval of the Plan Amendment is critical to the success of the Company. We are making this request of shareholders in order to provide us with the opportunity to continue to utilize our 2025 Plan.
The Plan Amendment is set forth in Exhibit A to this proxy statement. The full text of the 2025 Plan (prior to the Plan Amendment described in this proposal) is set forth in Exhibit 10.17 to the Form 10-K filed with the SEC on March 31, 2026.
Summary of Material Features
The following is a summary of the material features of the 2025 Plan, as amended by the Plan Amendment (together, the “Amended 2025 Plan”), if the Plan Amendment is approved by shareholders in accordance with this proposal. This summary does not purport to be a complete description of all of the provisions of the Amended 2025 Plan. It is qualified in its entirety by reference to the full text of the 2025 Plan and the Plan Amendment.
Awards Generally. Pursuant to the Amended 2025 Plan, we may grant to employees and other service providers equity awards in respect of our Class A Shares as well as awards in respect of cash amounts. Under the Amended 2025 Plan, awards may be granted in the form of options, restricted stock, restricted stock units, stock appreciation rights, performance awards, dividend equivalent rights, cash-based awards and other share-based awards.
Administration. The Amended 2025 Plan will be administered by the compensation committee of our board of directors, unless the board elects otherwise (such plan administrator, the “Administrator”). The Administrator will have the authority to determine the terms and conditions of any agreements evidencing any awards granted under the Amended 2025 Plan and to adopt, alter and repeal rules, guidelines and practices relating to the Amended 2025 Plan. The Administrator will have full discretion to administer and interpret the Amended 2025 Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.
Plan Term. The Amended 2025 Plan will terminate on the tenth (10th) anniversary of its effective date, unless terminated earlier by our board of directors.
Eligibility. Under the Amended 2025 Plan, individuals entitled to receive awards, or “Eligible Individuals,” include non-employee directors, officers, employees, consultants, and certain advisors providing services to our Company or any of our subsidiaries, as well as any individual to whom our Company or one of our subsidiaries has extended a formal, written offer of employment; provided that any such prospective employee may not receive any payment or exercise any right relating to an award under the Amended 2025 Plan until such person has commenced employment. “Eligible Individuals” also include holders of substitute awards (described further below). The Administrator will determine which Eligible Individuals will receive grants of awards.
As of June 16, 2026, there were approximately eleven (11) employees and eight (8) non-employee directors who were eligible for participation in the Amended 2025 Plan.
MediaCo Holding Inc.  30  2026 Proxy Statement

Types of Awards Available. Under the Amended 2025 Plan, the Administrator may grant any of the following types of awards to an Eligible Individual (to the extent permitted by applicable law): incentive stock options (“ISOs”) and nonqualified stock options (“NSOs,” together with ISOs, “Options”); stock appreciation rights (“SARs”); restricted stock; restricted stock units (“RSUs”); performance awards; dividend equivalent rights (“DERs”); cash-based awards; and other share-based awards (each, as described further below) (each type of award is considered an “Award”).
Shares Available. Subject to any adjustment as provided in the Amended 2025 Plan, up to fifteen million (15,000,000) Class A Shares may be issued pursuant to Awards granted under the Amended 2025 Plan (the “Share Pool”). The Share Pool will not be subject to automatic increase.
Nonemployee Director Limit. The maximum aggregate dollar amount of cash and fair market value of Class A Shares that may be the subject of Awards granted to any non-employee director in any calendar year may not exceed $1,000,000 for the year of appointment and $300,000 for any subsequent year. The value of equity awards will be determined based on the grant date fair value of the Award.
Share Recycling. Class A Shares subject to an Award will become available again for issuance pursuant to the Amended 2025 Plan if the shares (a) are not issued because the Award terminates by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares; (b) are repurchased by our Company or an affiliate following the issuance for a price per share that is less than or equal to the price per share paid by the participant; (c) are tendered or withheld to pay the exercise price or to satisfy tax withholding obligations associated with any Award; or (d) are settled in cash (i.e., the participant receives cash rather than Class A Shares).
Substitute Awards. Awards may be granted under the Amended 2025 Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines. These substitute awards are not counted against the share limit.
Stock Options. The Administrator may grant Options (which may be ISOs or NSOs) to Eligible Individuals. An ISO is an Option intended to qualify for tax treatment applicable to ISOs under Section 422 of the Code. An ISO may be granted only to Eligible Individuals who are employees of our Company or any of our subsidiaries. No more than fifteen million (15,000,000) Class A Shares may be issued under the Amended 2025 Plan upon the exercise of ISOs. An NSO is an Option that is not subject to statutory requirements and limitations required for certain tax advantages allowed under Section 422 of the Code.
Vesting and Exercise Periods. Each Option granted under the Amended 2025 Plan may be subject to certain vesting requirements and will become exercisable in accordance with the specific terms and conditions of the Option, as determined by the Administrator at the time of grant and set forth in an Award agreement. The term of an Option generally may not exceed ten (10) years from the date it is granted (five (5) years in the case of an ISO granted to a greater than ten percent (10%) shareholder). Each Option, to the extent it becomes exercisable, may be exercised at any time in whole or in part until its expiration or termination, unless otherwise provided in the applicable Award agreement.
Exercise Price; Method of Exercise. The purchase price per Class A Share with respect to any Option granted under the Amended 2025 Plan will be determined by the Administrator, provided that (except as provided by the Administrator for substitute awards) it may not be less than 100% of the fair market value of a Class A Share on the date the Option is granted (110% in the case of an ISO granted to a greater than ten percent (10%) shareholder). The exercise price may be paid (a) in cash or its equivalent (e.g., a check), (b) if permitted by applicable law and the Administrator or set forth in the applicable Award agreement, by way of transfer, either actually or by attestation, to our Company of Class A Shares, such transfer to be upon such terms and conditions as determined by the Administrator or (c) if permitted by applicable law and the Administrator or set forth in the applicable Award agreement, in the form of a transfer of other property. In addition, (i) the Administrator may provide for the payment of the exercise price through withholding of Class A Shares as a result of which the number of shares issued upon exercise of an Option would be reduced by a number of shares having a fair market value (as defined in the Amended 2025 Plan) equal to the exercise price; and (ii) an Option may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures that are, from time to time, deemed acceptable by the Administrator. We will not issue fractional Class A Shares.
Limits on Incentive Stock Options. In order to comply with the requirements for ISOs in the Code, if any person holds ISOs granted under the Amended 2025 Plan in respect of Class A Shares with an aggregate fair market value in excess of $100,000 (as determined on the applicable date of grant) that would be exercisable for the first time during any one calendar year, such Options will be treated as NSOs according to the order in which they were granted, such that the most recently granted Options are first treated as NSOs.
MediaCo Holding Inc.  31  2026 Proxy Statement

Stock Appreciation Rights. The Administrator may grant stock appreciation rights (“SARs”) to Eligible Individuals on terms and conditions determined by the Administrator at the time of grant and set forth in an Award agreement.
Vesting; Amount Payable: The Administrator will determine the terms by which a SAR will vest and become exercisable, which terms will be set forth in an Award agreement. A SAR is a right granted to a participant to receive an amount equal to the excess of the fair market value of a Class A Share on the date of exercise of such SAR over the fair market value of a Class A Share on the date the SAR was granted. A SAR may be settled or paid in cash, Class A Shares or a combination thereof, in accordance with its terms.
Duration. Each SAR will be exercisable or be forfeited or expire on such terms as the Administrator determines. Except in limited circumstances, a SAR may not have a term greater than ten (10) years.
Prohibition on Repricings. The Administrator will have no authority to (a) make any adjustment or amendment (other than in connection with certain changes in capitalization or certain corporate transactions in accordance with the terms of the Amended 2025 Plan, as generally described below) that reduces, or would have the effect of reducing, the exercise price of an Option or the base price of a SAR previously granted under the Amended 2025 Plan or (b) cancel for cash or other consideration any Option whose exercise price or SAR whose base price is greater than the fair market value per share, unless, in either case, our shareholders approve such adjustment or amendment.
Dividend Equivalent Rights. The Administrator may grant DERs, either in tandem with an Award or as a separate Award, to Eligible Individuals on terms and conditions determined by the Administrator at the time of grant and set forth in an Award agreement. DERs are rights to receive cash or Class A Shares based on the value of dividends that are paid with respect to the Class A Shares. Amounts payable in respect of DERs may be paid currently or may be deferred until the lapsing of restrictions on such DERs or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Award to which the DERs relate; provided, however, that a DER granted in tandem with another Award that vests based on the achievement of performance goals will be subject to restrictions and risk of forfeiture to the same extent as the Awards with respect to which such dividends are payable. The Administrator will determine whether amounts payable in respect of DERs are to be held in cash or reinvested in Class A Shares or deemed (notionally) to be reinvested in Class A Shares. DERs may be settled in cash or Class A Shares or a combination thereof, in a single installment or multiple installments, as determined by the Administrator.
Performance Awards. The Administrator may grant Awards subject to performance-based vesting conditions (“Performance Awards”), including certain performance objectives enumerated in the Amended 2025 Plan, on terms and conditions determined by the Administrator at the time of grant and set forth in an Award agreement. The value of the Award depends on the level of the participant’s and/or our achievement of the performance objectives during a specified period, as outlined in the Award agreement, or at such other time(s) as the Administrator may determine that the Performance Award has vested. The Administrator may adjust an Award’s performance objectives after the Award has been issued to reflect the impact of certain specified events. Each Performance Award represents the right of the participant to receive a payment upon vesting of either cash or Class A Shares equal to the fair market value of a Class A Share as of the date the Performance Award becomes vested according to the applicable Award agreement. A Performance Award may be settled or paid in cash, Class A Shares or a combination of each, as determined by the Administrator in its discretion.
Restricted Stock; RSUs. The Administrator may grant either unvested Class A Shares (“Restricted Stock”) or RSUs, in each case, subject to certain vesting requirements, on terms and conditions determined by the Administrator at the time of grant and set forth in an Award agreement.
Restricted Stock. To the extent Class A Shares are certificated, unless the Administrator determines otherwise, we will retain possession of the certificates for Class A Shares subject to an Award of Restricted Stock until all restrictions on such shares have lapsed. Unless held by us, each such certificate will contain a legend giving appropriate notice of the restrictions applicable to the Award. The Administrator may determine that we will not issue certificates for Awards of Restricted Stock until all restrictions on such Class A Shares have lapsed. Upon the lapse of all restrictions on an Award of Restricted Stock, the Administrator will cause a stock certificate or evidence of book entry shares (as applicable) to be delivered to the participant with respect to such shares of Restricted Stock, free of all restrictions. With regard to book entry shares, the Administrator may cause appropriate stop transfer instructions to be delivered to the account custodian, administrator, or our corporate secretary, as determined by the Administrator in its sole discretion.
Recipients of Restricted Stock will have all of the rights of a shareholder with respect to such Shares, including the right to receive any dividends paid or made with respect to the Class A Shares. At the time an Award of Restricted Stock is granted, the
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Administrator may, in its discretion, determine that the payment of dividends, or a specified portion thereof, declared or paid on such Shares by the Company will accrue and be (a) deferred until the lapsing of the restrictions imposed upon such Shares, and (b) held by the Company until such time; provided, however, that a dividend that is accrued and payable in respect of Restricted Stock, prior to its vesting, if any, will be subject to such vesting conditions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such dividends are payable.
Restricted Stock Units. Each RSU will represent the right of the participant to receive a payment upon settlement of the RSU of an amount equal to the fair market value of a Class A Share as of the date the RSU settles according to the applicable Award agreement. An RSU may be settled or paid in cash, Class A Shares or a combination of each, as determined by the Administrator.
Cash-Based Awards. The Administrator may grant cash-based awards on such terms and conditions as determined by the Administrator at the time of grant. Each cash-based award will specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator.
Other Share-Based Awards. The Administrator may grant other awards based on Class A Shares on terms and conditions determined by the Administrator at the time of grant and set forth in an Award agreement. The Administrator may grant awards of fully-vested Class A Shares.
Adjustments upon Changes in Capitalization. In the event that the outstanding Class A Shares are increased or decreased in number or kind, or changed into or exchanged for a different number or kind of shares or other stock or securities or other equity interests of our Company or another corporation or entity, in each case by reason of a merger, amalgamation, consolidation, reorganization, recapitalization, reclassification, spin-off, split-up, stock dividend, stock split, reverse stock split, substitution or other similar corporate event or transaction, extraordinary or non-recurring cash dividend, property dividend, combination or exchange of Class A Shares, repurchase of Class A Shares, change in corporate structure, another similar corporate event or transaction, or any other equity restructuring, the Administrator will determine the appropriate adjustments, if any, to (a) the maximum number and type of shares of stock or other securities or other property that may thereafter be made the subject of Awards or be delivered under the Amended 2025 Plan, (b) the maximum number and class of shares or other securities that may be issued upon exercise of ISOs, (c) the exercise price of outstanding Options and the base price of outstanding SARs, or the measure to be used to determine the amount of the benefit payable on an Award, (d) the performance objectives applicable to outstanding Performance Awards, and (e) any other adjustments the Administrator determines to be equitable, including cash payments to participants.
Effect of Change in Control or Certain Other Transactions. Except as otherwise provided in an Award agreement, all outstanding Awards will terminate upon the consummation of a Corporate Transaction (as defined below), unless provision is made in the sole discretion of the Administrator for the assumption or continuation of the Awards by, or the substitution for the Awards with new awards of, the surviving corporation or resulting entity, or a parent or subsidiary thereof, with such adjustments to the terms and underlying property of such awards as the Administrator determines appropriate.
For purposes of the Amended 2025 Plan, “Corporate Transaction” means (a) a merger, amalgamation, consolidation, reorganization, recapitalization or other similar change in the capital stock of our Company, (b) a liquidation or dissolution of our Company, or (c) a Change in Control (as defined below).
For purposes of the Amended 2025 Plan, “Change in Control” generally means the occurrence of any of the following events with respect to our Company: (a) an acquisition (other than directly from our Company) of any voting securities of our Company by any person or group, immediately after which such person or group first has beneficial ownership of more than fifty (50%) percent of the combined voting power of our Company’s then outstanding voting securities, other than a “non-control acquisition,” which includes an acquisition by (i) an employee benefit plan maintained by the Company or, a “related entity” (defined as any corporation or other person, the majority of the voting power, voting equity securities, or equity interest of which is owned, directly or indirectly, by the Company), (ii) the Company, any related entity or any “permitted holder” (defined as HPS Investment Partners LLC and/or funds or accounts or vehicles controlled, managed or advised thereby, and Standard General, L.P. and its affiliates), or any person in connection with a non-control transaction (as defined below); (b) a majority of the members of our board of directors is replaced by directors whose appointment or election is not endorsed by at least a majority of the members of our board of directors serving immediately prior to such appointment or election; (c) any merger, amalgamation, consolidation or reorganization (“Merger”), with or into our Company or pursuant to which securities of our Company are issued, in either case, other than a non-control transaction; (d) a complete liquidation or dissolution of our Company; or (e) a sale or disposition of all or substantially all of the assets of our Company and our subsidiaries. A “non-control transaction” generally includes any Merger in which (i) shareholders immediately before such transaction continue to own at least a majority of the combined voting power of the surviving corporation
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or ultimate parent corporation following the transaction; (ii) a majority of the members of our board of directors immediately before such transaction continue to constitute at least a majority of the board of directors of the surviving corporation or the ultimate parent corporation following such transaction; (iii) with certain exceptions, no person other than any person who had beneficial ownership of fifty (50%) percent or more of the combined voting power of our Company’s then outstanding voting securities immediately prior to such transaction has beneficial ownership of fifty (50%) percent or more of the combined voting power of the surviving corporation’s or ultimate parent corporation’s outstanding voting securities immediately after such transaction; or (iv) one or more permitted holders, together, beneficially own following such Merger, more than fifty (50%) percent of the combined voting power of the outstanding voting securities or the surviving corporation or ultimate parent corporation.
Treatment of Options and SARs. If Options or SARs are to terminate in connection with a Corporate Transaction, the holders of vested Options or SARs will be provided either (a) fifteen days to exercise their Options or SARs or (b) payment (in cash or other consideration upon or immediately following the Corporate Transaction, or, to the extent permitted by Section 409A of the Code, on a deferred basis) in respect of each Class A Share covered by the Option or SAR being canceled in an amount equal to the per-share price to be paid to shareholders in the Corporate Transaction, where the value of any non-cash consideration will be determined by the Administrator in good faith, in each case less the exercise price or base price of the Option or SAR, as applicable. If the per-share price to be paid to shareholders in the Corporate Transaction is less than or equal to the exercise price of the Option or base price of the SAR, the Option or SAR may be terminated without payment of any kind. The holders of unvested Options or SARs may also receive payment, at the discretion of the Administrator, in the same manner as described above for vested Options and SARs. The Administrator may also accelerate the vesting on any unvested Option or SAR and provide holders of such Options or SARs a reasonable opportunity to exercise the Award.
Treatment of Other Awards. If Awards other than Options and SARs are to terminate in connection with a Corporate Transaction, the holders of vested Awards will be provided, and holders of unvested Awards may be provided, at the discretion of the Administrator, payment (in cash or other consideration upon or immediately following the Corporate Transaction, or, to the extent permitted by Section 409A of the Code, on a deferred basis) in respect of each Class A Share covered by the Award being canceled in an amount equal to the per-share price to be paid to shareholders in the Corporate Transaction, where the value of any non-cash consideration will be determined by the Administrator in good faith.
The Administrator may, in its sole discretion, provide for different treatment for different Awards or Awards held by different parties, and where alternative treatment is available for a participant’s Awards, may allow the participant to choose which treatment will apply to his or her Awards.
Transferability. The Amended 2025 Plan generally restricts the transfer of any Awards, except (a) transfers by will or the laws of descent and distribution, (b) to a beneficiary designated by the participant, to whom any benefit under the Amended 2025 Plan is to be paid or who may exercise any rights of the participant in the event of the participant’s death before he or she receives any or all of such benefit or exercises an Award or (c) certain other specified events subject to the approval of the Administrator.
Amendment or Termination of the Amended 2025 Plan. The Amended 2025 Plan may be amended or terminated by our board of directors without shareholder approval, unless shareholder approval of the amendment or termination is required under applicable law, regulation or exchange requirement. The Administrator generally may not affect the repricing of Options or SARs without shareholder approval, as described further above in “Prohibition on Repricings.” No amendment may materially and adversely alter or materially impair any Award that had been granted under the Amended 2025 Plan prior to the amendment without the impacted participant’s consent. No amendment may deprive any participant of any Class A Shares acquired through or as a result of the Amended 2025 Plan, except as our board of directors deems necessary or appropriate to comply with applicable law or the rules and regulations of any government authority. The Amended 2025 Plan will terminate on the tenth (10th) anniversary of its effective date; however, when the Amended 2025 Plan terminates, any applicable terms will remain in effect for administration of any Awards outstanding at the time of the Amended 2025 Plan’s termination.
Modification of Awards. The Administrator may also modify the terms of any Award under the Amended 2025 Plan made to or held by a participant who is then a resident, or is primarily employed or providing services, outside of the United States in any manner deemed by the Administrator to be necessary or appropriate in order for such Award to conform to the laws, regulations, and customs of the country in which the participant is then a resident, or primarily employed or providing services, or to maintain the value of the Award. Additionally, the Administrator may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Amended 2025 Plan by persons who are foreign nationals or are primarily employed or providing services outside the United States.
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Forfeiture Events; Clawback. The Administrator may specify in an Award agreement that the participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, clawback, or recoupment upon the occurrence of certain specified events or as required by law, regulation, or exchange requirement, in addition to any otherwise applicable forfeiture provisions that apply to the Award. Each Award will be subject to the terms of any clawback policy maintained by our Company or as required by law, regulation, or exchange requirement, as it may be amended from time to time.
U.S. Federal Income Tax Consequences
The following is a general summary of the U.S. federal income tax consequences arising with respect to awards under the Amended 2025 Plan. This summary is not a definitive explanation of the tax consequences of these awards and excludes the effect of state, local and non-U.S. tax laws.
Options. Options may be granted in the form of ISOs or NSOs. ISOs granted to employees are eligible for favorable federal income tax treatment that is provided under Section 422 of the Code if certain requirements are satisfied. An employee granted an ISO or NSO generally does not realize compensation income for U.S. federal income tax purposes upon the grant of the Option. The Company will generally be entitled to a deduction for U.S. federal income tax purposes at the time any compensation income is realized by the holder of an Option, as described below, in an amount equal to the amount of compensation income realized by the holder.
Nonqualified Stock Options. At the time of exercise of an NSO, the holder of the Option will realize taxable compensation income in the amount of the spread between the exercise price of the Option and the fair market value of the Class A Shares acquired on the date of exercise. Following the exercise of the Option, the holder’s later disposition of the Class A Shares acquired upon the exercise of the Option will ordinarily result in capital gain or loss to the option holder. Any gain will be subject to reduced long-term capital gains tax rates if the Class A Shares have been held for more than twelve (12) months.
Incentive Stock Options. An ISO must have an exercise price that is not less than the fair market value of the stock at the time the Option is granted and must be exercisable within ten (10) years from the date of grant. At the time of exercise of an ISO, no compensation income is realized by the holder of the Option other than tax preference income for purposes of the U.S. federal alternative minimum tax on individual income. If the Class A Shares acquired on exercise of an ISO are held for at least two years after grant of the Option and one year after exercise, the excess of the amount realized on sale over the exercise price will be taxed as capital gain. If the Class A Shares acquired on exercise of an ISO are disposed of within less than two years after grant or one year after exercise, the holder will realize taxable compensation income equal to the excess of the fair market value of the Class A Shares on the date of exercise or the date of sale, whichever is less, over the exercise price. Any additional amount realized will be taxed as capital gain which may be long-term or short-term capital gains, depending on how long the Class A Shares were held after exercise.
SARs. Upon the exercise of a SAR, an employee will generally realize taxable compensation income in an amount equal to the cash and/or the fair market value of the Class A Shares acquired pursuant to the exercise. The Company will be entitled to a U.S. federal income tax deduction at the time of and equal to the amount of compensation income the employee receives pursuant to the exercise of a SAR.
Restricted Stock, RSUs and Performance Awards. Employees granted Restricted Stock, RSUs and Performance Awards under the Amended 2025 Plan generally recognize as taxable compensation income the fair market value of the Restricted Stock, RSUs, and Performance Awards on the date the restrictions lapse or the performance period ends and the Awards are settled, unless, in the case of Restricted Stock, the employee has elected to include the Restricted Stock in income at the time of grant under Section 83(b) of the Code. The Company is entitled to a corresponding U.S. federal income tax deduction at the same time. Any dividends or DERs paid to an employee during the restricted period are taxable compensation income to the employee and are deductible by the Company for U.S. federal income tax purposes, unless the employee has elected to include the Award in income when granted under Section 83(b) of the Code.
Cash-Based Awards and Other Share-Based Awards. If Awards are in the nature of cash-based awards or other share-based awards, they generally would be taxable as compensation income equal to the applicable amount of cash or the aggregate of the fair market value of the Class A Shares when the grant is not subject to a substantial risk of forfeiture. The Company would be entitled to a federal income tax deduction for the amount included in the participant’s income.
Code Section 280G. The effect of a Corporate Transaction on Options or other Awards, if any, may be set forth in an Award agreement, which may include accelerated vesting or lapse of restrictions with respect to Options or other Awards. Under certain
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circumstances, the accelerated vesting or lapse of restrictions with respect to Options or other Awards in connection with a Corporate Transaction may be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, a participant may be subject to a 20% excise tax and the Company may be denied a U.S. federal income tax deduction.
Code Section 409A. Section 409A of the Code generally imposes an additional 20% income tax, as well as interest and penalties, on recipients of deferred compensation that does not comply with Section 409A of the Code. Subject to certain exceptions, “deferred compensation” for this purpose generally consists of compensation to which an individual has a legally binding right in a taxable year and which is to be paid in a later taxable year. In addition to the taxes, interest and penalties, deferred compensation that does not comply with Section 409A of the Code may be required to be taken into income earlier than is intended. If Awards under the Amended 2025 Plan are subject to Section 409A of the Code and do not comply with Section 409A of the Code, participants may be liable for the tax, interest and penalties imposed by the statute.
Code Section 162(m). Section 162(m) of the Code limits the tax deduction the Company can take with respect to employees considered “covered employees” under Section 162(m) of the Code to compensation that does not exceed $1,000,000 on an annual basis. To the extent that a participant is considered a “covered employee” under Section 162(m) of the Code, income recognized by such covered employee that is over $1,000,000 on an annual basis as a result of the exercise of, or the vesting of, an Award, as applicable, will not be deductible by the Company.
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New Plan Benefits
Set forth below is information on awards of RSUs that have been promised to be granted under the Amended 2025 Plan, subject to the Amended 2025 Plan being approved by shareholders in accordance with this proposal. It is anticipated that these grants will be effective shortly after the annual meeting, if this proposal is approved by shareholders. Other than as set forth in the table below, the future benefits to be allocated to any individual or to various groups of eligible participants are presently not determinable.

Name and Position	Dollar Value ($)	Number of Shares (#)(1)
Albert Rodriguez Chief Executive Officer and President	1,666,667	2,286,237
Debra DeFelice Executive Vice President, Chief Financial Officer and Treasurer	666,667	914,495
René Santaella Chief Growth and Innovation Officer	666,667	914,495
Executive Group (three persons)	3,000,000	4,115,226
Non-Executive Director Group (six persons)	90,000	123,457
Non-Executive Officer Employee Group (five persons)	1,891,667	2,594,879

(1)
Number of RSUs determined by dividing the dollar value by $0.729, which was the closing price of a Class A Share on June 16, 2026, and rounding to the nearest whole number. The number of RSUs actually approved will be determined by dividing the dollar value by the volume-weighted average trading price of a Class A Share over the five trading days preceding the effective date of the awards.

Equity Compensation Plan Information
The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under our 2021, 2020, and 2025 Equity Compensation Plans as of December 31, 2025. Our shareholders have approved these plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	—	—	5,000,000
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	5,000,000

The Board of Directors unanimously recommends that you vote FOR the amendment to the 2025 Equity Compensation Plan.

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PROPOSAL 3:
Advisory Vote to Approve Executive Compensation
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, our shareholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the rules of the SEC. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.
The compensation of our named executive officers subject to the vote is disclosed in the compensation tables, and the related narrative disclosure contained in this proxy statement. We believe that our compensation policies and decisions are designed to reward strong annual operating performance by the Company.
Accordingly, our Board is asking shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding, advisory vote “FOR” the following resolution:
“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, in the Company’s Proxy Statement for the 2026 Annual Meeting of Shareholders.”
Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the Compensation Committee or the Board. Nevertheless, the views expressed by shareholders, whether through this vote or otherwise, are important to Company management and our Board and, accordingly, our Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements. Your advisory vote serves as an additional tool to guide the Compensation Committee and our Board in continuing to align the Company’s executive compensation program with the interests of the Company and its shareholders and is consistent with our commitment to high standards of corporate governance.
This vote is not intended to express a view on any specific element of pay, but rather the overall compensation program and philosophy for our named executive officers described in the compensation tables, and the related narrative disclosure as set forth in the “Executive Compensation” section of this proxy statement. We encourage you to carefully review these disclosures and to indicate your support for our named executive officer compensation program.

The Board of Directors unanimously recommends that you vote FOR the approval of the compensation of our named executive officers as presented in this proxy statement.

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PROPOSAL 4:
Ratification of Selection of Registered Public Accountants
The Audit Committee, a committee of the Board of Directors, has appointed Deloitte to serve as our independent registered public accountants for the year ending December 31, 2026, subject to ratification by the holders of our Common Shares. Our financial statements for the year ended December 31, 2025, were certified by Deloitte. Representatives of Deloitte are expected to attend the annual meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. Previously, Ernst & Young LLP (“Ernst & Young”) had served in this role, including for the year ended December 31, 2024. The dismissal of Ernst & Young as our independent registered public accounting firm is discussed below, under “Matters Relating to Independent Registered Public Accountants—Information Regarding Previous Independent Registered Public Accounting Firm.” The appointment of Deloitte by the Audit Committee was made on May 7, 2025, effective as of that date.
Although our by-laws do not require that we seek shareholder ratification of the appointment of Deloitte as our independent auditors, we are doing so as a matter of good corporate governance. If shareholders do not ratify the selection of Deloitte as our independent registered public accountants, or if prior to our annual meeting of shareholders Deloitte ceases to act as our independent registered public accountants, then the Audit Committee will reconsider the selection of independent registered public accountants.

The Board of Directors unanimously recommends that you vote FOR the ratification of Deloitte as our independent registered public accountants.

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Matters Relating to Independent Registered Public Accountants
Information Regarding Previous Independent Registered Public Accounting Firm
As described under Proposal 4 above, on May 7, 2025, the Audit Committee approved the appointment of Deloitte to serve as our independent registered public accountants for the year ending December 31, 2025. Previously, Ernst & Young had served in this role, including for the year ended December 31, 2024. On May 7, 2025, the Company dismissed Ernst & Young as the Company’s independent registered public accounting firm.
The reports of Ernst & Young on the Company’s consolidated balance sheet as of December 31, 2024, the related consolidated statement of operations, changes in equity and noncontrolling interests, and cash flows for the year ended December 31, 2024, and the related notes did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
In connection with the audits of the Company’s financial statements the most recently completed fiscal year and through May 7, 2025, there have been no disagreements as defined in Item 304(a)(1)(iv) of Regulation S-K between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of such disagreement(s) in connection with its reports. During the same period, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except for the communication by Ernst & Young of a material weakness over the accounting for the Company’s business combination with Estrella, which included lack of appropriate oversight of third-party valuation specialists and insufficient design and implementation of controls over the completeness and accuracy of data and certain assumptions used in the valuation of intangible assets, as well as insufficient competent resources with an appropriate level of accounting knowledge and experience commensurate with the accounting for business combinations.
During the most recent fiscal year and through May 7, 2025, neither the Company nor anyone on its behalf consulted with Deloitte regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company, or regarding any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).
Fees Paid to Independent Registered Public Accountants
The following table sets forth the fees (including cost reimbursements) paid to Deloitte, for the year ended December 31, 2025 and Ernst & Young for the year ended December 31, 2024, for various categories of professional services they performed as our independent registered public accountants.

	Year ended December 31, 2024	Year ended December 31, 2025
Audit Fees(1)	$704,250	$1,738,000
Audit-Related Fees(2)	947,968	—
Tax Fees(3)	16,265	161,696
All Other Fees	—	—
Total Fees	$1,668,483	$1,899,696

(1)
Audit fees consist of fees for professional services in connection with the audit of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K, review of the Company’s condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, consents, and other services relating to Securities and Exchange Commission filings.

(2)	Audit-related fees consist of fees for professional services related to the Estrella Acquisition and our at-the-market offering.
(3)	Tax fees consist of fees for professional services related to tax advisory and compliance, including tax return preparation and filing of tax returns.
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Engagement of the Independent Registered Public Accountants and Approval of Services
During the year ended December 31, 2025, prior to engaging the independent registered public accountants to render the above services and pursuant to its charter, the Audit Committee approved the engagement for each of the services and determined that the provision of such services by the independent registered public accountants was compatible with the maintenance of Deloitte’s independence in the conduct of its auditing services.
Under its current charter, the Audit Committee has the sole authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors for shareholder approval), and shall approve all audit engagement fees and terms and all non-audit engagements with the independent auditors. No services were performed during the fiscal year ended December 31, 2025, under the de minimis exception in Rule 2-01(c) (7)(i)(C) of Regulation S-X.
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Shareholder Proposals
To be considered for inclusion in the Company’s 2027 proxy solicitation materials, shareholder proposals submitted in accordance with SEC Rule 14a-8 of the Exchange Act, must be received in writing by our corporate secretary no later than February 26, 2027. Shareholders who wish to bring business before or nominate a person for election as a director at the Company’s 2027 annual meeting (other than through a shareholder proposal pursuant to Rule 14a-8 of the Exchange Act) must notify the corporate secretary in writing and provide the information required by the provisions of our by-laws dealing with shareholder proposals. Copies of our by-laws are available to shareholders free of charge upon request to our corporate secretary. The notice must be delivered to the corporate secretary at the principal executive offices of the Company not later than the close of business on the 90th day (May 9, 2027) nor earlier than the close of business on the 120th day (April 9, 2027) prior to the first anniversary of the 2026 annual meeting; provided, however, that in the event that the date of the 2027 annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder, to be timely, must be delivered not earlier than the close of business on the 120th day prior to the 2027 annual meeting and not later than the close of business on the later of (i) the 90th day prior to the 2027 annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Any shareholder submitting a nomination of a person for election as director who intends to solicit proxies in support of such nominee must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. Our Board of Directors will review any shareholder proposals that are filed as required and, with the assistance of the Company’s secretary, will determine whether such proposals meet applicable criteria for inclusion in our 2027 proxy solicitation materials or consideration at the 2027 annual meeting. In addition, we retain discretion to vote proxies on matters of which we are not properly notified at our principal executive offices on or before the close of business on the applicable 2027 shareholder proposal and nomination filing deadline, and also retain that authority under certain other circumstances.
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Annual Report
A copy of our annual report on Form 10-K for the year ended December 31, 2025, is available in the Investors section of our website (www.MediaCoHolding.com). Certain shareholders who have previously given us their consent to receive materials electronically did not receive a physical copy of the annual report and can access the annual report from the Investors section of our website (www.MediaCoHolding.com). The annual report is not to be considered as proxy solicitation material.
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Other Matters
Our Board of Directors knows of no other matters to be brought before this annual meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.
MediaCo Holding Inc.  44  2026 Proxy Statement

Non-Incorporation of Certain Matters
The Report of the Audit Committee and the information on the MediaCo website do not constitute soliciting material and should not be deemed filed or incorporated by reference into this proxy statement or any other MediaCo filing under the Securities Act or the Exchange Act, except to the extent MediaCo specifically incorporates the Report or website information therein by reference.
MediaCo Holding Inc.  45  2026 Proxy Statement

Expenses of Solicitation
The entire expense of soliciting proxies, including preparing, assembling, printing and mailing the proxy form and the material used in the solicitation of proxies, will be paid by us. Solicitations may be made in person or by mail, telephone, facsimile or other means of electronic communication by our directors, officers and other employees, and none of those persons will receive any additional compensation in connection with the solicitation. We also will request record holders of shares beneficially owned by others to forward this proxy statement and related materials to the beneficial owners of such shares, and will reimburse those record holders for their reasonable expenses incurred in doing so.
MediaCo Holding Inc.  46  2026 Proxy Statement

Householding of Proxy Materials
We have adopted a procedure permitted by Securities and Exchange Commission rules that is commonly referred to as “householding.” Under this procedure, a single annual report, proxy statement and notice regarding the availability of proxy materials are delivered to multiple shareholders sharing an address unless we receive contrary instructions from any shareholder at that address. We will continue to send a separate proxy card to each shareholder of record. We have adopted this procedure because we believe it reduces the volume of duplicate information shareholders receive and helps to reduce our printing and postage costs. A number of brokers with account holders who are MediaCo shareholders will be “householding” our proxy materials and annual reports as well.
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker if you hold your MediaCo shares through a broker, or notify us directly if you are a shareholder of record by sending us an e-mail at ir@MediaCoHolding.com, calling us toll-free at (818) 729-5300 or writing to us at MediaCo Holding Inc. Investor Relations, 48 W. 25th Street, Floor 3, New York, New York 10010. We will deliver promptly, upon written or oral request, a separate copy of the annual report, proxy statement, or notice regarding the availability of proxy materials, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered.
If you currently receive multiple copies of our proxy statement and annual report at your address and would like to request “householding” of your communications, you should contact your broker, or, if you are a record holder of MediaCo shares, you should submit a written request to our transfer agent, Equiniti Trust Company, LLC, Operations Center, 6201 15th Avenue, Brooklyn, New York 11219.
MediaCo Holding Inc.  47  2026 Proxy Statement

Exhibit A
Amendment to the
2025 Equity Compensation Plan
THIS AMENDMENT (this “Amendment”) to the 2025 Equity Compensation Plan is dated as of November 11, 2025.
WHEREAS, the Board of Directors of MediaCo Holding Inc. (the “Company”) has adopted the 2025 Equity Compensation Plan (the “Plan”); and
WHEREAS, the Board of Directors of the Company deems it to be in the best interest of the Company to amend the Plan as more particularly set forth below, to, among other changes, increase the number of shares available for issuance under the Plan by 10,000,000 shares.
NOW, THEREFORE, the Plan shall be amended as follows:
1. Subsection 4.1 of the Plan shall be deleted in its entirety and the following substituted in lieu thereof:
“Aggregate Number of Shares Authorized for Issuance; Source of Shares. Subject to adjustment as provided in the Plan, the maximum number of Shares that may be made the subject of Awards granted, and issued to Participants, under the Plan may not exceed 15,000,000 (the “Share Limit”). No more than 15,000,000 Shares may be issued upon the exercise of Incentive Stock Options. The Shares to be issued under the Plan will be, in whole or in part, authorized but unissued Shares or issued Shares that have been reacquired by the Company and held by it as treasury shares.”
2. This Amendment shall be effective as of the date set forth above; provided, that the amendments described in Section 1 of this Amendment shall be subject to and contingent on approval of the Company’s shareholders at the 2026 Annual Meeting of Shareholders.
3. Except as expressly amended by this Amendment, all terms and conditions of the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing Amendment was duly adopted by the Board of Directors.
MEDIACO HOLDING INC.
By: /s/ Debra DeFelice
Name: Debra DeFelice
Title: Executive Vice President, Chief Financial Officer and Treasurer
MediaCo Holding Inc.  48  2026 Proxy Statement

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on August 6, 2026 for shares held directly and by 11:59 p.m. Eastern Time on August 4, 2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MDIA2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on August 6, 2026 for shares held directly and by 11:59 p.m. Eastern Time on August 4, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T01799-P54628

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MEDIACO HOLDING INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Withhold**
1a. Jacqueline Hernández	☐	☐
1b. Amit Thakrar	☐	☐

The Board of Directors recommends voting FOR proposals 2, 3 and 4.	**For**	**Against**	**Abstain**
2. Approval of the amendment to the 2025 Equity Compensation Plan as set forth in Exhibit A to the proxy statement.	☐	☐	☐
3. Advisory vote to approve the compensation of our named executive officers.	☐	☐	☐
4. Ratification of the selection of Deloitte & Touche LLP as MediaCo Holding Inc.'s independent registered public accountants for the year ending December 31, 2026.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

*** To maximize the efficiency of our meeting process, we have decided to hold the meeting solely by means of remote communication (i.e., a virtual-only meeting). We plan to announce any such updates on our website (www.MediaCoHolding.com) under the Investors heading, and we encourage you to check this page of our website prior to the meeting.**

T01800-P54628

The undersigned hereby appoints Albert Rodriguez and Debra DeFelice, and each of them individually, as attorneys-in-fact and proxy, with full power of substitution and to vote as designated on the reverse side all shares of Class A Common Stock of MediaCo Holding Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Friday, August 7, 2026 at 10:00 a.m., local time, via virtual conference using www.virtualshareholdermeeting.com/MDIA2026 and at any adjournment thereof. **If a vote is not designated on the reverse side, the shares represented by this Proxy will be voted with the recommendations of the board of directors and in the discretion of the proxy holders upon such other matters as may properly come before the meeting.**

This Proxy is Solicited on Behalf of the MediaCo Holding Inc. Board of Directors

Continued and to be signed on reverse side

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on August 6, 2026 for shares held directly and by 11:59 p.m. Eastern Time on August 4, 2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MDIA2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on August 6, 2026 for shares held directly and by 11:59 p.m. Eastern Time on August 4, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T01801-P54628 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

MEDIACO HOLDING INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Withhold**
1a. Mary Beth McAdaragh	☐	☐
1b. Amit Thakrar	☐	☐

The Board of Directors recommends voting FOR proposals 2, 3 and 4.	**For**	**Against**	**Abstain**
2. Approval of the amendment to the 2025 Equity Compensation Plan as set forth in Exhibit A to the proxy statement.	☐	☐	☐
3. Advisory vote to approve the compensation of our named executive officers.	☐	☐	☐
4. Ratification of the selection of Deloitte & Touche LLP as MediaCo Holding Inc.'s independent registered public accountants for the year ending December 31, 2026.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

*** To maximize the efficiency of our meeting process, we have decided to hold the meeting solely by means of remote communication (i.e., a virtual-only meeting). We plan to announce any such updates on our website (www.MediaCoHolding.com) under the Investors heading, and we encourage you to check this page of our website prior to the meeting.**

T01802-P54628

The undersigned hereby appoints Albert Rodriguez and Debra DeFelice, and each of them individually, as attorneys-in-fact and proxy, with full power of substitution and to vote as designated on the reverse side all shares of Class B Common Stock of MediaCo Holding Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Friday, August 7, 2026 at 10:00 a.m., local time, via virtual conference using www.virtualshareholdermeeting.com/MDIA2026 and at any adjournment thereof. **If a vote is not designated on the reverse side, the shares represented by this Proxy will be voted with the recommendations of the board of directors and in the discretion of the proxy holders upon such other matters as may properly come before the meeting.**

This Proxy is Solicited on Behalf of the MediaCo Holding Inc. Board of Directors

Continued and to be signed on reverse side